                                                                   Exhibit 10.41

                                                                 EXECUTION DRAFT




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                             POLYVISION CORPORATION





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             SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT
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                          DATED AS OF DECEMBER 30, 1998





        $25,000,000 12.5% SENIOR SUBORDINATED NOTES DUE DECEMBER 30, 2006

                                PPN: 731805 A* 8

                                       AND

                        WARRANT TO PURCHASE COMMON STOCK

                                PPN: 731805 2# 3

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


SECTION 1         AMOUNT AND TERMS OF NOTES; PAYMENTS; WARRANTS...................................................1
         1.1      Notes and Warrants..............................................................................1
         1.2      Purchase and Sale of Securities.................................................................2
         1.3      Interest on the Notes...........................................................................2
         1.4      Optional Principal Payments.....................................................................3
         1.5      Offer to Pay Upon Change in Control.............................................................4
         1.6      Issuance of Warrants; Delivery of Notes in Payment of Warrant Purchase Price....................5
         1.7      Application of Payments; Payments Among Holders.................................................6
         1.8      Notation of Payments on Notes...................................................................6
         1.9      No Other Payments of Principal..................................................................7
         1.10     Manner of Payments..............................................................................7
         1.11     Use of Proceeds.  ..............................................................................8

SECTION 2         EXCHANGE; SUBSTITUTION OF NOTES; TAXES..........................................................8
         2.1      Exchange of Notes...............................................................................8
         2.2      Replacement of Notes............................................................................9
         2.3      Taxes..........................................................................................10

SECTION 3         GENERAL COVENANTS..............................................................................12
         3.1      Payment of Taxes and Claims....................................................................12
         3.2      Maintenance of Properties; Corporate Existence; etc............................................12
         3.3      Payment of Notes and Maintenance of Office.....................................................13
         3.4      Pension Plans..................................................................................13
         3.5      Subsidiary Guaranties; Inactive Subsidiaries...................................................14
         3.6      Year 2000 Compatibility........................................................................15
         3.7      Increase in Authorized Capital Stock...........................................................15
         3.8      Debt to Foreign Subsidiaries; Agreement to Grant Collateral Security...........................15
         3.9      Opinion of Belgian Counsel.....................................................................16

SECTION 4         NEGATIVE AND FINANCIAL COVENANTS...............................................................16
         4.1      Mergers and Consolidations.....................................................................16
         4.2      Asset Sales; Subsidiary Stock..................................................................17
         4.3      Liens..........................................................................................20
         4.4      Capital Expenditures...........................................................................22
         4.5      Incurrence of Debt and Issuance of Preferred Stock.............................................23
         4.6      Restricted Payments, Restricted Repurchases and Restricted Investments.........................25
         4.7      Seniority to Junior Subordinated Debt..........................................................26
         4.8      Line of Business...............................................................................26
         4.9      Transactions with Affiliates...................................................................26
         4.10     Management Fees................................................................................27
         4.11     Seller Documents...............................................................................27
         4.12     Financial Covenants............................................................................27


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
         4.13     Limitations on Operating Leases.  .............................................................30

SECTION 5         REPORTING COVENANTS............................................................................31
         5.1      Financial and Business Information.............................................................31
         5.2      Extension of Time to File SEC Reports..........................................................34
         5.3      Officer's Certificates.........................................................................34
         5.4      Accountants'Certificates.......................................................................35
         5.5      Inspection.....................................................................................35
         5.6      Confidential Information.......................................................................36
         5.7      Board Materials................................................................................37

SECTION 6         EVENTS OF DEFAULT..............................................................................37
         6.1      Events of Default..............................................................................37
         6.2      Default Remedies...............................................................................41
         6.3      Annulment of Acceleration of Notes.............................................................42

SECTION 7         SUBORDINATION..................................................................................43
         7.1      General........................................................................................43
         7.2      Insolvency.....................................................................................44
         7.3      Proofs of Claim................................................................................44
         7.4      Payment Default in Respect of Senior Debt......................................................45
         7.5      Significant Nonpayment Default in Respect of Senior Debt.......................................45
         7.6      Enforcement Notice.............................................................................46
         7.7      Standstill.....................................................................................47
         7.8      Turnover of Payments...........................................................................48
         7.9      Subordination Unaffected by Certain Events.....................................................49
         7.10     Waiver and Consent.............................................................................50
         7.11     Reinstatement of Subordination.................................................................50
         7.12     Obligations Not Impaired.......................................................................50
         7.13     Payment of Senior Debt; Subrogation............................................................50
         7.14     Reliance of Holders of Senior Debt.............................................................51
         7.15     Identity of Holders of Senior Debt.............................................................51
         7.16     Amendments to Senior Debt Documents............................................................51

SECTION 8         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................52
         8.1      Nature of Business.............................................................................52
         8.2      Financial Statements; Debt; Material Adverse Change............................................53
         8.3      Subsidiaries and Affiliates....................................................................54
         8.4      Title to Properties............................................................................55
         8.5      Taxes..........................................................................................55
         8.6      Pending Litigation.............................................................................56
         8.7      Corporate Organization and Authority...........................................................56
         8.8      Charter Instruments, Other Agreements..........................................................57
         8.9      Restrictions on the Company....................................................................57
         8.10     Compliance with Law............................................................................57


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
         8.11     Pension Plans..................................................................................58
         8.12     Environmental Compliance.......................................................................59
         8.13     Due Authorization; Enforceability..............................................................60
         8.14     Governmental Consent to Issuance of Notes and Warrants.........................................61
         8.15     Hart-Scott-Rodino Compliance...................................................................61
         8.16     No Defaults....................................................................................62
         8.17     Use of Proceeds................................................................................62
         8.18     Capitalization.................................................................................62
         8.19     Solvency.......................................................................................63
         8.20     Full Disclosure................................................................................63
         8.21     Offering of Securities.........................................................................63
         8.22     Consummation of AIG Acquisition................................................................64

SECTION 9         CLOSING CONDITIONS.............................................................................64
         9.1      Conditions to Notes............................................................................64

SECTION 10    INTERPRETATION OF THIS AGREEMENT...................................................................69
         10.1     Terms Defined..................................................................................69
         10.2     Other Definitions..............................................................................97
         10.3     Accounting Principles..........................................................................97
         10.4     Directly or Indirectly.........................................................................98
         10.5     Section Headings and Table of Contents and Construction........................................98
         10.6     Governing Law..................................................................................98
         10.7     General Interest Provisions....................................................................99

SECTION 11    GUARANTEES........................................................................................100
         11.1     Guarantees....................................................................................100
         11.2     Subordination.................................................................................101
         11.3     Relative Rights...............................................................................102
         11.4     Notice by a Guarantor.........................................................................102
         11.5     Subordination May Not Be Impaired by Guarantor................................................102
         11.6     Amendments....................................................................................102
         11.7     Limitations of Guarantor's Liability..........................................................102

SECTION 12    MISCELLANEOUS.....................................................................................103
         12.1     Communications................................................................................103
         12.2     Reproduction of Documents.....................................................................103
         12.3     Survival, Entire Agreement....................................................................104
         12.4     Successors and Assigns; Participations; Purchasing Holders....................................104
         12.5     Amendment and Waiver..........................................................................105
         12.6     Costs and Expenses............................................................................106
         12.7     Waiver of Jury Trial; Consent to Jurisdiction, etc............................................108
         12.8     Execution in Counterpart......................................................................109
         12.9     Compliance by Subsidiaries....................................................................110
         12.10    Severability..................................................................................110


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
         12.11    Termination...................................................................................110

SECTION 13    REPRESENTATIONS OF THE PURCHASERS.................................................................110


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
Annex 1   -                Allocations and Addresses of Purchasers; Payment Instructions
Annex 2   -                Address of Company and Guarantors
Annex 3   -                Schedules
Annex 4   -                Other Definitions

Attachment A      -        Form of Note
Attachment B      -        Form of Warrant Agreement
Attachment C      -        Form of Registration Agreement
Attachment D      -        Form of Intracompany Subordination Agreement

             SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT


         SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT, dated as of December 30, 1998, among POLYVISION CORPORATION, a New York corporation (together with its successors and assigns, the "COMPANY"), the institutional investors identified on ANNEX 1 (whether one or more, the "PURCHASERS"), POSTERLOID CORPORATION, a Delaware corporation ("POSTERLOID"), and GREENSTEEL, INC. a Delaware corporation (Posterloid and Greensteel being individually referred to herein as a "GUARANTOR" and collectively herein as the "GUARANTORS").

                                    RECITALS

         WHEREAS, the Company wishes to sell to the Purchasers and the Purchasers are willing to purchase upon and subject to the terms and conditions of this Agreement, Twenty-Five Million ($25,000,000) Dollars in aggregate original principal amount of the Company's 12.5% Senior Subordinated Notes to be due December 30, 2006; and

         WHEREAS, the Company and the Purchasers wish to enter into this Agreement to govern the terms of such Notes;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

SECTION 1         AMOUNT AND TERMS OF NOTES; PAYMENTS; WARRANTS

         1.1      NOTES AND WARRANTS

                  (1) AUTHORIZATION OF ISSUE OF NOTES AND WARRANTS. The Company will authorize the issue and sale of its 12.5% Senior Subordinated Notes in the aggregate principal amount of $25,000,000, to be dated the date of issue, to mature and to bear interest as provided herein (individually, a "NOTE" and collectively, the "NOTES"), the issue and sale of warrants entitling the holders thereof to purchase an aggregate of 2,986,467 shares (the "WARRANT SHARES") of Common Stock, to be issued pursuant to the Warrant Agreement and dated the date of issue (the "WARRANTS"). Certain capitalized terms used in this Agreement are defined in SECTION 10; references to an "ANNEX" or an "ATTACHMENT" are, unless otherwise specified, to an Annex or an Attachment to this Agreement.

                  (2) NOTES. The Company shall execute and deliver to each Purchaser on the Closing Date a Note dated the Closing Date substantially in the form of

         ATTACHMENT A, in a principal amount equal to such Purchaser's allocation as set forth in ANNEX 1.

                  (3) MATURITY OF NOTES. The Notes shall mature and the Company shall pay in full the outstanding principal amount thereof and accrued and unpaid interest thereon, on the eighth (8th) anniversary of the Closing Date (the "MATURITY DATE").

         1.2 PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions of this Agreement, the Company shall sell to each Purchaser and each Purchaser shall purchase from the Company, Notes in the principal amount specified below such Purchaser's name in ANNEX 1, at a price equal to 100% of such principal amount, and such number of Warrants as is set forth below such Purchaser's name in ANNEX 1, in each case registered in such Purchaser's name or that of the Purchaser's nominee or nominees as specified in ANNEX 1. Notwithstanding the foregoing, each Purchaser's obligations under this Agreement are several and not joint obligations and no Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser of such other Purchaser's obligations under this Agreement.

         1.3 INTEREST ON THE NOTES. The Company shall pay to the Holders interest on the unpaid principal amount of the Notes owing to each Holder at the rates, time and manner set forth below.

                  (1) RATE OF INTEREST; POST-DEFAULT INTEREST. Each Note shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at the rate of twelve and one-half percent (12.5%) per annum; PROVIDED, if the Company shall fail to comply with its covenants in Section 3.7 on or before April 30, 1999, then each Note shall bear interest on the unpaid principal amount thereof from April 30, 1999 at the Default Rate until the Event of Default arising from such failure shall have ceased to exist or been waived (whether or not the Company shall have exercised any remedies in respect of such Event of Default).

                  (2) INTEREST PAYMENTS. Interest shall be payable in arrears on APRIL 30, JULY 31, OCTOBER 31 AND JANUARY 31 of each year, commencing on the first of such dates to follow the Closing Date, upon any prepayment of the Notes (to the extent accrued on the amount being prepaid) and at maturity whether, by acceleration or otherwise, of the Notes.

                  (3) POST-MATURITY INTEREST. Any principal payments on the Notes not paid when due and, to the extent permitted by applicable law, any interest payment on the Notes not paid when due, in each case whether at stated maturity, by notice of pre-payment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate PER ANNUM (the "DEFAULT RATE") equal to the lesser of:

                           (1)      the highest rate allowed by applicable law;
                                    or

                           (2)      fourteen and fifty one-hundredths percent
                                    (14.5%).

                  (4) COMPUTATION OF INTEREST. Interest on the Notes shall be computed on the basis of a 360-day year and twelve 30-day months. In computing interest on the Notes, the date of the issuance of the Notes shall be included and the date of payment shall be excluded.

         1.4      OPTIONAL PRINCIPAL PAYMENTS.

                  (1) OPTIONAL PRINCIPAL PAYMENTS WITH PREPAYMENT COMPENSATION AMOUNT. The Company may prepay the principal amount of the Notes, in whole or in part, in multiples of One Million Dollars ($1,000,000) (or, if the aggregate outstanding principal amount of the Notes is less than One Million Dollars ($1,000,000) at such time, then such principal amount) together with (1) interest on such principal amount then being paid accrued to the payment date and (2) the Prepayment Compensation Amount as of the date of such prepayment.

                  (2) NOTICE OF OPTIONAL PAYMENT. The Company will give irrevocable notice of any optional payment of the Notes pursuant to this Section 1.4 to each Holder not less than thirty (30) days nor more than sixty (60) days before the specified payment date, stating:

                           (1)      the specified payment date;

                           (2) that such payment is to be made pursuant to this Section 1.4;

                           (3) the principal amount of each Note to be paid on such date;

                           (4) the interest to be paid on each such Note, accrued to the specified payment date;

                           (5)      reserved; and

                           (6) if such prepayment is to be made prior to December 31, 2004, the calculation (with details) of the estimated Prepayment Compensation Amount (calculated as if the date of such notice was the date of payment), due in connection with such payment; in each case, with respect to the principal amount to be so pre-paid, if any, which is subject to the payment of such Prepayment Compensation Amount.

         Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid as stated in such notice, together with the Prepayment Compensation Amount determined as of the specified payment date, if any, and interest thereon accrued to the specified payment date, shall become due and payable on the specified payment date.

         Two (2) Business Days prior to the making of such payment, the Company shall deliver to each Holder by facsimile transmission (confirmed by nationwide overnight courier) a certificate of a Senior Financial Officer specifying the details of the calculation of the Prepayment Compensation Amount as of the specified payment date, and including a copy of the source of interest rate information used in the calculation thereof.

         1.5      OFFER TO PAY UPON CHANGE IN CONTROL.

                  (1) OFFER IN RESPECT OF A CHANGE IN CONTROL. In the event of a Change in Control, the Company will give notice of such Change in Control to each Holder not less than thirty (30) nor more than sixty
         (60) days prior to the occurrence of a Change in Control, or if the Company does not have knowledge that a Change in Control is to occur until less than thirty (30) days prior thereto, or until after the occurrence thereof, then as promptly as practicable, but in no event more than seven (7) Business Days after the Company first acquires knowledge that a Change in Control is to occur or has occurred. Such notice shall contain an irrevocable separate offer to each Holder to prepay all, but not less than all, of the Notes held by such Holder on a date (the "CHANGE IN CONTROL PAYMENT DATE") specified in such notice that is not later than the effective date of the Change in Control if such notice is given not less than thirty (30) days prior to the effective date of such Change in Control, otherwise thirty (30) days after the date of such notice, at a prepayment price equal to one hundred one percent (101%) of the aggregate principal amount thereof and all interest accrued and unpaid on the principal amount thereof to the Change in Control Payment Date. Each such notice shall:

                           (1) be dated the date of the sending of such notice;

                           (2)      be executed by a Senior Officer;

                           (3) specify, in reasonable detail, the nature and proposed or actual date of the Change in Control;

                           (4)      specify the Change in Control Payment Date;

                           (5) specify the principal amount of each Note outstanding;

                           (6) specify the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Payment Date; and

                           (7) specify that the Notes shall be prepaid at a prepayment price equal to one hundred one percent (101%) of the aggregate principal amount thereof and all interest accrued and unpaid on the principal amount thereof to the Change in Control Payment Date.

         If the Company shall not have received a written response to such notice from any Holder within ten (10) Business Days after the date of posting of such notice to such Holder, then the Company shall immediately send a second notice to each such Holder.

                  (2) ACCEPTANCE, REJECTION. Each Holder shall have the option to accept or reject such offered prepayment. In order to accept such offered prepayment, a Holder shall cause a notice of such acceptance to be delivered to the Company not more than twenty (20) days after the date of the notice under Section 1.5(a). A failure to accept in writing such written offer of prepayment as provided in this Section 1.5(b), or a written rejection of such offered prepayment, shall be deemed to constitute a rejection of such offer.

                  (3) PAYMENT. The offered prepayment shall be made at one hundred one percent (101%) of the principal amount of the Notes to be prepaid, together with interest accrued to and determined as of the Change in Control Payment Date.

                  (d) CHANGE IN TERMS. If the proposed terms of a Change in Control change substantially, or if any other event which may result in a Change in Control may or has occurred prior to the expected Change in Control Payment Date, the Company shall give each Holder a revised notice in compliance with Section 1.5(a) and each Holder shall then have another opportunity to accept prepayment of its Notes under
         Section 1.5(b), not later than twenty (20) days following the date such revised notice is given.

                  (e) NO OBLIGATION TO PREPAY. Notwithstanding the foregoing or any notice given under this Section 1.5, no prepayment shall be required pursuant to this Section 1.5 unless a Change in Control occurs or has occurred.

                  (f) CONTINUING OBLIGATION. If the Company fails to give proper notice of a Change in Control, any Holder may, at any time after the occurrence of such Change in Control, without waiver of any right on the part of the Holder to accelerate its Notes pursuant to Section 6.2, require the Company, on demand, to prepay all of such Holder's Notes at 101% of the principal amount thereof in accordance with Section 1.5(c).

         1.6 ISSUANCE OF WARRANTS; DELIVERY OF NOTES IN PAYMENT OF WARRANT PURCHASE PRICE.

                 (1) ISSUANCE OF WARRANTS. On the Closing Date, Warrants to purchase 12.5% of the Common Stock, on a fully diluted basis, shall be issued pursuant to and on the terms contained in the Warrant Agreement.

                  (2) TENDER OF NOTES. The Warrant Agreement provides that a Holder may tender Notes to the Company in partial or complete payment of the purchase price for the shares of Common Stock issuable upon exercise of the Warrants. Promptly following the receipt of any Note so tendered, the Company shall immediately cancel and retire the same (and no such Note shall be reissued), and shall issue to the Holder thereof a new Note in the principal amount of such tendered Note remaining after deduction of the principal amount thereof applied to payment of the purchase price for the shares of Common Stock. For purposes of Rule 144 under the Securities Act, 17 C.F.R. Sections 230.144, and for purposes of applicable subordination provisions, the Company and each Holder agree that a tender of Notes in payment of the exercise price in respect of the Warrants shall not be deemed a prepayment of the Notes, but rather a conversion of such Notes, pursuant to the terms of the Warrant Agreement and the Warrants, into Common Stock.

         1.7      APPLICATION OF PAYMENTS; PAYMENTS AMONG HOLDERS.

                  (1) EFFECT OF PARTIAL PAYMENTS ON PRINCIPAL PAYMENTS. Each payment of principal of any Notes made pursuant to Section 1.4, Section
         1.5 or Section 1.6 shall be applied, with respect to any Note being prepaid, to reduce the outstanding principal amount of such Note.

                  (2) APPLICATION AMONG HOLDERS. If at the time any partial prepayment of the principal of the Notes under Section 1.4 is due, there is more than one Note outstanding, the aggregate principal amount of each such partial prepayment of the Notes shall be allocated among the Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes. If, at the time prepayment or conversion of the principal of the Notes pursuant to Section 1.5 or 1.6 is due, there is more than one Note outstanding, the aggregate principal amount of each such prepayment or conversion of the Notes shall be allocated solely to the Note or Notes so being prepaid.

         1.8      NOTATION OF PAYMENTS ON NOTES.

                  (1) Upon any partial prepayment or conversion of a Note, the Holder may (but shall not be required to), at its option:

                           (1) surrender such Note to the Company pursuant to Section 2.1 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

                           (2) make such Note available to the Company for notation thereon of the portion of the principal so paid or so added to the principal amount thereof in respect of capitalized interest; or

                           (3) mark such Note with a notation thereon of the portion of the principal so paid or so added to the principal amount thereof in respect of capitalized interest.

                  (2) In case the entire principal amount of any Note, together with any interest accrued and unpaid thereon, is paid in full, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

         1.9      NO OTHER PAYMENTS OF PRINCIPAL.

         Except for payments of principal made in accordance with this Section 1 or upon any acceleration thereof pursuant to Section 6.2, the Company may not, and shall not permit any Affiliate to, make any payment of principal in respect of the Notes or purchase or otherwise acquire, directly or indirectly, any Note held by any Holder unless the Company or such Affiliate shall have offered to prepay or otherwise retire, purchase, redeem or otherwise acquire, as the case may be, the same proportion of the aggregate outstanding principal amount of Notes held by each Holder at the time outstanding upon the same terms and conditions. No Notes retired or purchased or otherwise acquired by the Company or any of its Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.

         1.10     MANNER OF PAYMENTS.

                  (1) MANNER OF PAYMENT. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the Holder thereof in any bank in the United States of America as may be designated in writing by such Holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such Holder (and as to which (absent subsequent notice from such Holder pursuant to this Section 1.10(a)) the Company may conclusively rely). ANNEX 1 shall be deemed to constitute notice, direction or designation (as appropriate) by the Purchasers to the Company with respect to payments to be made to the Purchasers as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the applicable Holder at such Holder's Home Office. All payments of principal and interest and fees hereunder and under the Notes by the Company shall be made without defense, set-off or counterclaim.

                  (2) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

                  (3) PAYMENTS, WHEN RECEIVED. Any payment to be made to the Holders hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such Holder's bank prior to the close of business of such bank, PROVIDED that interest for one (1) day at the non-default interest rate of the Notes shall be due on the amount of any such payment that actually becomes available to such Holder at such Holder's bank after 1:00 pm (local time of such bank).

         1.11     USE OF PROCEEDS.

                  (a) NOTES. The proceeds of the Notes shall be applied by the Company solely to repay the Bridge Loan and to the payment of Transaction Costs.

                  (b) MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.


SECTION 2         EXCHANGE; SUBSTITUTION OF NOTES; TAXES

         2.1      EXCHANGE OF NOTES.

                  (a) REGISTRATION. The Notes are to be issued and are transferable in whole or in part as registered Notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount less than $1,000,000 and may be exchanged for one or more Notes of any authorized denomination and like aggregate outstanding principal amount. The Company shall keep at the principal executive office of the Company within the United States a register (the "REGISTER") in which the Company shall record the registrations of the Notes and the names and addresses of the Holders from time to time and all transfers thereof. The Company shall provide any Holder who is an Institutional Investor, promptly upon request, a complete and correct copy of the names and addresses of the then Holders.

                  (b) EXCHANGE OF NOTES. Upon surrender of any Note at the office of the Company maintained pursuant to Section 3.3, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder of such Note or such Holder's attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided in Section 2.1(c)), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be issued in the name of such Person as such Holder may request and shall be substantially in the form of ATTACHMENT A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered
         Note if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred.

                  (c) COSTS. The Company will pay the cost of delivering to or from such Holder's applicable Home Office or custodian bank from or to the Company, insured to the reasonable satisfaction of such Holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

         2.2      REPLACEMENT OF NOTES.

         Upon receipt by the Company from a Holder of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such loss, theft, destruction or mutilation), and:

                  (1) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; PROVIDED, HOWEVER, that if the Holder is an Institutional Investor or a nominee of an Institutional Investor, the unsecured agreement of indemnity of such Holder (but not of any nominee therefor) shall be deemed to be satisfactory; or

              (2) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         2.3      TAXES.

                  (1) Any and all payments by the Company hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Holder, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Holder by the state or foreign jurisdiction under the laws of which such Holder is organized or any political subdivision thereof, (ii) in the case of each Holder, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Holder by the state or foreign jurisdiction of such Holder's applicable Home Office or any political subdivision thereof and (iii) in the case of any Holder that becomes a party after the Closing Date, any taxes imposed by the United States solely by reason of the organization or incorporation of such Holder outside the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Holder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.3) such Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (2) In addition, the Company shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from or in connection with or as a result of the issuance of the Notes, any payment made hereunder or under the Notes or the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes, or any modification, waiver or amendment of this Agreement, the Notes or any other Transaction Document (hereinafter referred to as "OTHER TAXES").

                  (3) The Company shall indemnify each Holder for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.3, imposed on or paid by such Holder and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Holder for such a liability arising from such Holder's willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date such Holder makes written demand specifying in reasonable detail the basis therefor.

                  (4) Within thirty (30) days after the date of any payment of Taxes, the Company shall furnish to the subject Holder a copy of the original receipt, certified as true and correct by a Senior Officer. If the Company determines that no Taxes are payable in respect thereof, the Company shall furnish, or shall cause such payor to furnish, to the Company an opinion of counsel stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (5) Each Holder organized under the laws of a jurisdiction outside the United States shall, as reasonably requested in writing by the Company (but only so long thereafter as such Holder remains lawfully able to do so), provide the Company with two (2) original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Holder is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Holder at the time such Holder first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Holder provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the assignment and acceptance agreement pursuant to which a Holder becomes a party to this Agreement, the Holder assignor was entitled to payments under subsection (a) above in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Holder assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form 1001 or 4224, that the Holder reasonably considers to be confidential, the Holder shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

                  (6) For any period with respect to which a Holder has failed to provide the Company with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection
         (e)), such Holder shall not be entitled to indemnification under subsection (a) or (c) above with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Holder become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Holder shall reasonably request to assist such Holder to recover such Taxes.

SECTION 3         GENERAL COVENANTS

         The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

         3.1      PAYMENT OF TAXES AND CLAIMS.

         The Company will, and will cause each Subsidiary to, pay before they become delinquent:

                  (1) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

                  (2) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a statutory, regulatory or common law Lien upon its Property;

PROVIDED, that items of the foregoing description need not be paid so long as such items are being actively contested in good faith and by appropriate proceedings and reasonable book reserves in accordance with GAAP have been established and maintained with respect thereto.

         3.2      MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.

         The Company will, and will cause each Subsidiary to:

                  (1) PROPERTY -- maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements (as determined in each case in the Company's judgment) thereto; PROVIDED, HOWEVER, that this Section 3.2(a) shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected to have a Material Adverse Effect;

                  (2) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

                  (3) FINANCIAL RECORDS -- keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the Properties and business thereof, and which will permit the production of financial statements in accordance with GAAP;

                  (4) CORPORATE EXISTENCE AND RIGHTS -- do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights (charter and statutory) and corporate franchises except as permitted by Section 4.1;

                  (5) COMPLIANCE WITH LAW -- comply with all laws, ordinances and governmental rules and regulations to which it is subject (including, without limitation, any Environmental Protection Law) and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

                  (6) ENVIRONMENTAL LIABILITIES -- conduct its business so as not to become subject to any liability under any Environmental Protection Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         3.3      PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

         The Company will punctually pay, or cause to be paid, the principal of and interest (and Prepayment Compensation Amount, if any) on the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company as provided in Section
12.1 where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company notifies the Holders of any change of location of such office, which will in any event be located within the United States of America.

         3.4      PENSION PLANS.

                  (1) COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Plan, comply with all applicable provisions of ERISA and the IRC, except for such failures to comply that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (2) PROHIBITED ACTIONS. The Company will not, and will not permit any ERISA Affiliate to:

                           (1) engage in any "PROHIBITED TRANSACTION" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or "REPORTABLE EVENT" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty in an amount in excess of $500,000;

                           (2)      incur with respect to any Plan any
                  "ACCUMULATED FUNDING DEFICIENCY" (as such term is defined in section 302 of ERISA), whether or not waived, in an amount in excess of $500,000;

                           (3) terminate any Plan in a manner that could result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA, in an amount in excess of $500,000;

                           (4) fail to make any payment required by section 515 of ERISA, in an amount in excess of $500,000;

                           (5) incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan, in an amount in excess of $500,000; or

                           (6) incur any liability or suffer the existence of any Lien on the Property of the Company pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC, in an amount in excess of $500,000;

         if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time exceeds the threshold stated above and could reasonably be expected to have a Material Adverse Effect.

         3.5      SUBSIDIARY GUARANTIES; INACTIVE SUBSIDIARIES.

         The Company will cause each Domestic Subsidiary whether now existing or hereafter existing (other than APV or any of its Subsidiaries) to become a Guarantor by executing and delivering to each Holder of Notes a counterpart of this Agreement. Such counterpart of this Agreement shall be accompanied by copies of the organizational documents of such Domestic Subsidiary and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by an appropriate officer of such Domestic Subsidiary and such opinions of counsel (which may be counsel who is an employee of the Company) with respect thereto as the Required Holders reasonably request.

       The Company will not permit APV or any of its Subsidiaries or any other Domestic Subsidiary that is not then a party to this Agreement as a Guarantor to engage in any business activities or to acquire any assets (other than immaterial assets not exceeding $250,000 in the aggregate in market value) or have any Investments or incur any Debt (other than the guaranty of APV of the Debt under the Senior Credit Facility) or liabilities except in order to maintain its corporate existence.

         3.6      YEAR 2000 COMPATIBILITY.

         The Company will, and will cause each Subsidiary to, take all action necessary to assure that its computer-based systems, hardware and software are able to operate and effectively receive, transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000, and, at the request of the Required Holders, the Company shall provide evidence to the satisfaction of the Required Holders of such year 2000 compatibility.

         3.7      INCREASE IN AUTHORIZED CAPITAL STOCK.

         On or before April 30, 1999, (i) the shareholders of the Company shall have voted to approve the issuance of the Warrants and to increase the authorized Common Stock to an amount sufficient to permit the reservation of shares of Common Stock for issuance upon conversion or exercise of all securities and debt convertible into or exercisable for Common Stock; (ii) an amendment to the Company's certificate of incorporation reflecting such increase shall be in full force and effect; (iii) the Company shall have authorized and reserved enough shares of Common Stock to permit the Company to comply fully with its obligation to issue Common Stock upon exercise of the Warrants and (iv) the Holders shall have received an opinion of counsel to the Company confirming the matters set forth in this Section 3.7, in form and substance reasonably satisfactory to the Required Holders.

         3.8 DEBT TO FOREIGN SUBSIDIARIES; AGREEMENT TO GRANT COLLATERAL
SECURITY.

         (a) Within sixty (60) days after the Closing Date, the Company shall cause each Foreign Subsidiary to which the Company and/or any Domestic Subsidiary owes Debt (collectively, the "FOREIGN DEBT") to grant to KBC a first perfected Lien in all Foreign Debt and to the Holders, or an agent on their behalf, a second perfected Lien (subject to the Lien in favor of KBC) in all Foreign Debt, to take all necessary action under applicable foreign, domestic or local laws, rules or regulations to grant the and perfect such Liens in such Foreign Debt (or a comparable interest under foreign law) and to pay all taxes, fees and other charges payable in connection therewith. The Liens required to be granted pursuant to this Section shall be granted pursuant to documents reasonably satisfactory to the Company, the Required Holders and the Senior Agent in form and substance, and shall be valid and enforceable perfected Liens prior to the rights of all third Persons subject to no other Liens except Liens permitted under Section 4.3 and in the case of the Lien in favor of the Holders, the Lien in favor of KBC.


         (b) The Company shall cause each Foreign Subsidiary to apply all payments or proceeds received by it with respect to the Foreign Debt to the reduction of Debt owed by such Foreign Subsidiary under the KBC Loan Agreements.

         3.9       OPINION OF BELGIAN COUNSEL.

         On or before January 9,1999, the Company shall deliver to the Holders an opinion of the Company's Belgian counsel, reasonably satisfactory in form and substance to the Required Holders, with respect to the formation, power, and legal existence of those Foreign Subsidiaries a party to the Intracompany Subordination Agreement and to the effect that the execution, delivery and performance of the Intracompany Subordination Agreement by such Foreign Subsidiaries has been duly authorized, does not conflict with applicable legal requirements or material third party obligations known to such counsel and is valid, binding and enforceable upon and against such Foreign Subsidiaries.


SECTION 4          NEGATIVE AND FINANCIAL COVENANTS

         4.1      MERGERS AND CONSOLIDATIONS.

         The Company will not, and will not permit any Subsidiary to, merge with or into or consolidate with any other Person, permit any other Person to merge or consolidate with or into it or sell all or substantially all of its Property to any other Person; PROVIDED, HOWEVER, that the foregoing restriction does not apply to the merger or consolidation of the Company or any Subsidiary with another corporation or transfer of all or substantially all of the Property of the Company to any other Person if:

                  (1) the corporation that results from such merger or consolidation or to which all or substantially all of the Property of the Company is Transferred (the "SURVIVING CORPORATION") is organized under the laws of, and conducts substantially all of its business and has substantially all of its Properties within, the United States of America or any jurisdiction or jurisdictions thereof;

                  (2) the due and punctual payment of the principal of and Prepayment Compensation Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes, this Agreement and each other Transaction Document to be performed or observed by the Company, are expressly assumed, or assumed by operation of law, by the Surviving Corporation pursuant to such assumption agreements and instruments in such forms as shall be reasonably acceptable to the Required Holders, and the Company causes to be delivered to each Holder of Notes an opinion, reasonably satisfactory in form and substance to the Required Holders, of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms;

                  (3) no Change in Control occurs as a result of such merger, consolidation or Transfer; and

                  (4) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, the Surviving Corporation would be in compliance on a pro forma basis with the financial covenants set forth in Section 4.12 and no Default or Event of Default exists or would exist.

Notwithstanding the foregoing, a Subsidiary may merge with and into the Company so long as the Company is the Surviving Corporation, and a Subsidiary may merge with or into a Wholly-Owned Subsidiary, so long as the Wholly-Owned Subsidiary is the Surviving Corporation.

         4.2      ASSET SALES; SUBSIDIARY STOCK.

                  (1) (1)      ASSET SALES. The Company shall not, and shall not
         permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Holders) of the assets or Equity Interests issued or sold or otherwise disposed of and
         (ii) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; PROVIDED, that the amount of
         (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guaranty) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

                           (2) Within 180 days (360 days with respect to real estate and improvements on real estate) after the receipt of any Net Cash Proceeds from an Asset Sale, the Company or the Restricted Subsidiary, as the case may be, shall apply such Net Cash Proceeds to permanently reduce Senior Debt in accordance with the terms of the Senior Credit Agreement in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds in excess of $500,000 in any fiscal year, provided that no prepayment need to be made (A) unless the Net Cash Proceeds from any single Asset Sale or series of related Asset Sales exceed $500,000 (in which case a prepayment shall be made in the amount of the entire Asset Sale) or until the cumulative Net Cash Proceeds from all Asset Sales in any particular fiscal year exceed $500,000 (in which case a prepayment shall be made in the amount of the Net Cash Proceeds from the specific Asset Sale (or portion thereof) causing the limit to be exceeded), except that the terms of this subsection (A) shall not be applicable in respect of (B) Net Cash Proceeds used to reinvest in fixed assets (for use in the business of the Company or such Restricted Subsidiary, as the case may be) within such 180 day period. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Agreement. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS."

                           (3) Subject to the consent of the "REQUIRED LENDERS" under and as defined in the Senior Credit Agreement, when the aggregate amount of Excess Proceeds exceeds $1.0 million, the Company will be required to make an offer to all Holders (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Agreement. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Required Holders shall select the Notes to be purchased on a ratable basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                           (4) Within 180 days (360 days with respect to real estate and improvements on real estate) after a Foreign Subsidiary receives any Net Cash Proceeds from an Asset Sale, the Company shall cause such Foreign Subsidiary to apply such Net Cash Proceeds to permanently reduce its indebtedness under the KBC Loan Agreements in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds in excess of $500,000 in any fiscal year, provided that no prepayment need be made of Net Cash Proceeds used to reinvest in fixed assets. Pending the final application of any such Net Cash Proceeds, the Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Agreement.

                           (v) To the extent applicable, such Asset Sale is not prohibited by Section 4.2(b).

                  (2) DISPOSITION OF SUBSIDIARY STOCK. The Company will not, and will not permit any Subsidiary to, sell or otherwise dispose of any shares of the Capital Stock or Rights of a Subsidiary (such Capital Stock and Rights herein called "SUBSIDIARY STOCK"), nor will any Subsidiary issue, sell or otherwise dispose of any shares of, or Rights to purchase shares of, its own Subsidiary Stock; PROVIDED, HOWEVER, that the foregoing restrictions do not apply to:

                           (1) transfers by the Company or a Subsidiary of shares of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

                           (2) the issuance by a Subsidiary of shares of its own Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

                           (3) the issuance by a Subsidiary of directors' qualifying shares;

                           (4) the issuance by a Subsidiary of shares of its own Subsidiary Stock in the form of a dividend payable in such shares, or the other issuance by a Subsidiary of shares of its own Subsidiary Stock; PROVIDED, HOWEVER, that, in each case, the Company's direct or indirect percentage ownership of no class of the Voting Stock or of any other Subsidiary Stock of such Subsidiary is decreased as a result of such issuance; or

                           (5) the transfer of all of the Subsidiary Stock of a Subsidiary owned by the Company and its other Subsidiaries if:

                                    (1) such transfer satisfies the requirements
                           of Section 4.2(a);

                                    (2) in connection with such transfer, the
                           entire Investment (whether represented by stock, Debt, claims or otherwise) of the Company and its other Subsidiaries in such Subsidiary is transferred to a Person other than the Company or a Subsidiary not being simultaneously disposed of; and

                                    (3) the Subsidiary being disposed of has no
                           continuing Investment in any other Subsidiary not being simultaneously disposed of or in the Company.

The foregoing notwithstanding, in no event shall the Company or any Domestic Subsidiary issue, sell or otherwise dispose of any Subsidiary Stock to any Foreign Subsidiary.

         4.3      LIENS.

                  (1) NEGATIVE PLEDGE. The Company will not, and will not permit any Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, at any time to be subject to a Lien except:

                           (1) CLOSING DATE LIENS -- Liens in existence on the Closing Date and described in PART 8.2(C) OF ANNEX 3;


                           (2)      ORDINARY COURSE OF BUSINESS LIENS --

                                    (1) PERFORMANCE BONDS -- Liens incurred or
                           deposits made in the ordinary course of business:

                                            (1) in connection with workers'
                                    compensation, unemployment insurance, social security and other like laws; and

                                            (2) to secure the performance of
                                    letters of credit, bids, tenders, sales
                                    contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in SECTION 4.3(A)(III)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                                    (2) REAL ESTATE -- Liens in the nature of
                           reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property; PROVIDED, HOWEVER, that such exceptions and encumbrances do not in the aggregate materially detract from the value of said Properties or materially interfere with the use of such Properties in the ordinary conduct of the business of the Company and the Subsidiaries; and

                                    (3) TAXES, ETC. -- Liens securing taxes,
                           assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons; PROVIDED, HOWEVER, that the payment thereof is not required by Section 3.1;

                           (3) JUDICIAL LIENS -- Liens arising from judicial attachments and judgments not otherwise constituting a Default or Event of Default, securing appeal bonds or supersedeas bonds, and arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose); PROVIDED, HOWEVER, that the execution or other enforcement of such Liens is effectively stayed, that the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and that adequate reserves have been made against such claims;

                           (4) INTERGROUP LIENS -- Liens on Property of a Subsidiary; PROVIDED, HOWEVER, that such Liens secure only obligations owing to the Company or a Wholly-Owned Subsidiary, and PROVIDED, FURTHER, that in no event shall any such Lien on the Property of a Domestic Subsidiary secure obligations owing to a Foreign Subsidiary;

                           (5)      ACQUISITION/PURCHASE MONEY LIENS -- any Lien
                  (x) on Property acquired or constructed by the Company or any Subsidiary or leased by the Company or any Subsidiary as lessee under any Capital Lease; or (y) existing on Property owned by any Person at the time such Person became a Subsidiary or merges or consolidates with the Company (including, without limitation, by means of a Capital Lease); PROVIDED, HOWEVER, that such Lien:

                                    (1) (I) secures Debt incurred to pay all or a portion of the related purchase price or construction costs of such Property or the Capital Stock of any acquired Subsidiary and no other Debt; PROVIDED, FURTHER, that such purchase price or construction costs shall not exceed the Fair Market Value of such Property or such Capital Stock, determined at the time of the creation of such Lien;

                                            (II) is created contemporaneously
                                    with, or within one hundred twenty (120) days of, such acquisition or construction;

                                            (III) encumbers only Property so
                                    purchased, constructed or acquired after the Closing Date; and

                                            (IV) is not, after the creation
                                    thereof, extended to any other Property; or

                                    (2) (I) existed on Property of any Person at the time of acquisition thereof by the Company or a Subsidiary or at the time such Person is merged or consolidated into or with the Company or a Subsidiary (whether or not the Debt secured thereby is assumed by the Company or such Subsidiary); PROVIDED, FURTHER, that such Debt does not exceed the lesser of the acquisition cost or the Fair Market Value of such Property, as determined at the date of the acquisition thereof; and

                                            (II) shall not extend to or cover
                                    any Property other than the Property subject to such Lien at the time of any such acquisition;


                  and PROVIDED FURTHER that, in the case of each of clause (A) and clause (B) above, immediately prior to the incurrence of, and after giving effect to the incurrence of, any Debt secured by the Liens referred to in such clauses, no Default or Event of Default exists or would exist; and

                           (6) LIENS SECURING SENIOR DEBT -- Liens securing Senior Debt and on assets of Foreign Subsidiaries securing Debt of Foreign Subsidiaries under the KBC Loan Agreements, not otherwise permitted by clauses (i) through (v), inclusive, of this Section 4.3(a).

                  (2) CONSTRUCTION. Nothing in this Section 4.3 shall be construed to permit the incurrence or existence of any Debt not otherwise permitted by this Agreement. Nothing in this Agreement that permits the incurrence or existence of any Debt shall be construed to permit the incurrence or existence of a Lien securing such Debt unless such Lien is permitted by Section 4.3(a).

         4.4 CAPITAL EXPENDITURES. The Company shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Company and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period.

                                    PERIOD                                      AMOUNT
                                    ------                                      ------
         November 20, 1998 through and including April 30, 1999               $1,560,000

         May 1, 1999 through and including April 30, 2000                     $2,400,000

         Each fiscal year thereafter                                          $3,600,000

PROVIDED, HOWEVER, (a) that amounts permitted to be expended in a Fiscal Year that are not expended in such Fiscal Year, but not in excess of fifty (50%) percent of such prior year's unused amount (not including any amount permitted to be carried forward from a prior year) shall be permitted to be expended in (but only in) the subsequent Fiscal Year; (b) amounts comprising Excess Cash Flow permitted to be expended as permitted under Section 6.17(b) of the Senior Credit Agreement as such section is in effect on the date hereof after giving effect to the prepayments required under Section 2.6 of the Senior Credit Agreement shall be permitted to be expended for Capital Expenditures (over and above the amounts set forth above) in the twelve months following the date of required prepayment in any year; and (c) if an acquisition otherwise prohibited hereunder is consented to by the Required Holders, then such permitted acquisition and amounts representing Capital Expenditures paid or incurred with respect thereto in the ordinary course of its business prior to consummation of a permitted acquisition shall not be deemed included in the calculation of the aggregate amount of Capital Expenditures for purposes of determining the maximum annual Capital Expenditures permitted to be made hereunder, so long as such amounts representing Capital Expenditures paid prior to a permitted acquisition were incurred prior to the date of consummation of such permitted acquisition and were not incurred in anticipation of such permitted acquisition, and otherwise conform with the terms and conditions of Section 6.2 of the Senior Credit Agreement.

         4.5      INCURRENCE OF DEBT AND ISSUANCE OF PREFERRED STOCK.

                  The Company shall not, and shall not permit any of its Domestic Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Debt and the Company will not issue any Disqualified Stock and the Company will not permit any of its Subsidiaries to issue any shares of Preferred Stock.

                  The foregoing provisions shall not apply to:

                           (1)      the incurrence by the Company or any
Subsidiary of term Debt under Credit Facilities; PROVIDED that the aggregate principal amount of all term Debt outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $45.0 million less the sum of all principal payments in respect of term Debt under Credit Facilities that have actually been made (whether optional or mandatory) since the date of this Agreement;

                           (2)      the incurrence by the Company or any
Subsidiary of revolving credit Debt and letters of credit pursuant to Credit Facilities; PROVIDED that the aggregate principal amount of all revolving credit Debt and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or any Subsidiary thereunder) of the Company or any Subsidiary outstanding under all Credit Facilities (other than the European Letters of Credit) after giving effect to such incurrence does not exceed $15.0 million less the sum of all permanent commitment reductions under Credit Facilities that have been made since the date of this Agreement;

                           (3)      the European Letters of Credit provided the
face amount thereof shall not at any time exceed 71.298% of the principal Debt outstanding under the KBC Loan Agreements and draws thereunder may be used solely to pay Debt outstanding under the KBC Loan Agreements;

                           (4)      the incurrence by the Company of Debt
represented by the Notes and this Agreement, and the incurrence by the Subsidiaries of Debt represented by the Guaranties and this Agreement, in each case, as required or permitted to be incurred under this Agreement;

                           (5)      so long as no Default or Event of Default
has occurred and is continuing at the time of incurrence thereof, the incurrence by the Company or any of its Subsidiaries of Debt represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

                           (60      the incurrence by the Company or any of its
Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany Debt) that is permitted by this Agreement to be incurred under the first paragraph of this Section 4.5 or clauses (i), (ii), (iii), (v) or (ix) of this paragraph;

                           (70      the incurrence by the Company or any of its
Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (x) interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Agreement to be outstanding or (y) foreign currency exchange rate risk with respect to any foreign currency exchange agreements entered into in the ordinary course of business of the Company or such Subsidiary consistent with prudent business practices;

                           (80      the Existing Debt owed by the Company and/or
Domestic Subsidiaries to certain Foreign Subsidiaries, and other unsecured Debt owed by the Company and/or Domestic Subsidiaries to Foreign Subsidiaries who have entered into the Intracompany Subordination Agreement, which Debt has been subjected to a Lien in favor of KBC and the Holders in accordance with Section 3.8, and which Debt in the aggregate, when taken together with the Existing Debt, shall in principal amount not be reduced so as to be less than $12,000,000 or increased so as to be in excess of $14,000,000 at any one time outstanding;

                           (90       so long as no Default or Event of Default
has occurred and is continuing at the time of any such borrowing, the incurrence by the Company or any Domestic Subsidiaries of up to $20,000,000 in principal amount of additional term debt under the Senior Credit Facility; PROVIDED, however, that in connection with any such incurrence, (A) the proceeds of such borrowings are used solely to fund the purchase price of additional Domestic Subsidiaries, and (B) the incurrence qualifies as a De-leveraging Transaction for the Company on a consolidated basis;

                           (100      so long as no Default or Event of Default
has occurred and is continuing, the incurrence by the Company or any Subsidiaries of Acquired Debt in an aggregate principal amount not to exceed $5,000,000 in connection with acquisitions referred to in (ix)(A) above;

                           (110      the Guaranty by the Company or any of the
Guarantors of Debt of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this covenant.

                  For purposes of determining compliance with this Section, in the event that an item of Debt meets the criteria of more than one of the categories of debt permitted to be incurred pursuant to clauses (i) through (xi) above (collectively, "PERMITTED DEBT") or is entitled to be incurred pursuant to the first paragraph of this Section, the Company shall, in its sole discretion, classify such item of Debt in any manner that complies with this Section. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Debt or an issuance of Disqualified Stock for purposes of this Section 4.5; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

         4.6 RESTRICTED PAYMENTS, RESTRICTED REPURCHASES AND RESTRICTED INVESTMENTS.

                  The Company will not, nor will it permit any Subsidiary to, at any time declare or make or incur any liability to declare or make any Restricted Payment or any Restricted Repurchase, or make or authorize, or permit any Subsidiary to make or authorize, any Restricted Investment. Notwithstanding the foregoing, after July 31, 2000 the Company may declare and pay quarterly cash dividends on its Series B and Series C Preferred Stock, at an annual rate not exceeding nine percent (9%) of the liquidation value thereof, provided that:

                           (10 no Default or an Event of Default would exist at
the time of or after giving effect to the payment of any such dividend;

                           (20 the ratio of Consolidated Debt to EBITDA for the
Company and its Subsidiaries for the preceding four fiscal quarters as at the last day of the fiscal quarter most recently ended prior to the date of such dividend payments shall not exceed 4.0 to 1;

                           (30 such dividends shall not exceed $450,000 in the
aggregate in any Fiscal Year and the aggregate amount paid during any calendar quarter shall not exceed $112,500;

                           (40 no such dividend shall be declared or paid except
quarterly within thirty (30) days after delivery of required quarterly financial statements; and

                           (50 the Company shall have delivered to the Holders,
at least five (5) Business Days prior to the date of the proposed dividend payment, a certificate of a senior financial officer setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate.

         4.7       SENIORITY TO JUNIOR SUBORDINATED DEBT.

         The Company will not, and will not permit any Domestic Subsidiary to, incur, assume or Guaranty any Debt which is subordinated in right of payment to any other Debt of the Company or any Subsidiary unless such Debt is also subordinated in right of payment to the obligations of the Company in respect of the Notes and this Agreement on terms reasonably acceptable to the Required Holders in their discretion. The Company will not, and will not permit any Domestic Subsidiary to, incur or create any Debt in favor of an Affiliate or another Subsidiary (other than Debt in favor of the Company or a Wholly-Owned Subsidiary which is a Guarantor) unless such Debt is also subordinated in right of payment to the obligations of the Company in respect of the Notes and this Agreement on terms reasonably acceptable to the Required Holders in their discretion. THE COMPANY AND THE GUARANTORS EXPRESSLY ACKNOWLEDGE AND AGREE THAT DEBT EVIDENCED BY THE SELLER NOTE, AND ALL DEBT OWED BY THE COMPANY OR ANY DOMESTIC SUBSIDIARY TO ANY FOREIGN

SUBSIDIARY, IS AND SHALL BE SUBORDINATE IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF THE COMPANY AND THE GUARANTORS IN RESPECT OF THIS AGREEMENT AND THE NOTES.

         4.8      LINE OF BUSINESS.

         The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and the Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and the Subsidiaries, taken as a whole, are engaged on the Closing Date.

         4.9      TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any Subsidiary to, enter into any transaction or group of transactions, including, without limitation, the purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         4.10     MANAGEMENT FEES.

         The Company will not, pay, or be or become obligated to pay, any Management Fees, or any interest on any deferred obligation therefor. The Company will not permit any Subsidiary to pay, or become obligated to pay, any Management Fees except to the Company or Wholly Owned Subsidiaries of the Company (except that Domestic Subsidiaries shall not pay Management Fees to Foreign Subsidiaries).

         4.11     SELLER DOCUMENTS.

         The Company will not and will not permit any Subsidiary to amend in any material respect any of the Seller Documents without the consent of the Required Holders.

         4.12     FINANCIAL COVENANTS.

                  Until payment in full of the Notes, each of the Company and its Subsidiaries shall:

                  (10 CONSOLIDATED DEBT TO EBITDA RATIO. Maintain as of the end of each fiscal quarter of the Company and its Subsidiaries a Consolidated Debt to EBITDA Ratio of not more than the ratio set forth below:

------------------------------------------------------- -----------------------------
Date of Determination:                                  Maximum Ratio
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
January 31, 1999                                        6.3 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
April 30, 1999                                          6.3 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
July 31, 1999                                           6.05 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
October 31, 1999                                        5.8 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
January 31, 2000                                        5.55 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
April 30, 2000                                          5.55 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
July 31, 2000                                           5.55 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
October 31, 2000                                        5.3 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
January 31, 2001                                        5.3 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
April 30, 2001                                          5.0 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
July 31, 2001                                           5.0 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
October 31, 2001                                        5.0 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
January 31, 2002                                        5.0 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
April 30, 2002 through (and including) the maturity     4.5 to 1.0
of the Notes
------------------------------------------------------- -----------------------------

PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of the Company and its Subsidiaries ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case estimated cost savings resulting from the AIG Acquisition):

------------------------------------------------------- ----------------------------
Date                                                    Amount
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
January 31, 1999                                        $2,000,000
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
April 30, 1999                                          $1,750,000
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
July 31, 1999                                           $1,250,000
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
October 31, 1999                                        $  500,000
------------------------------------------------------- ----------------------------

                           (20 INTEREST COVERAGE RATIO. Maintain as of each date
set forth below, a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Company and its Subsidiaries to (ii) Consolidated Interest Expense (to the extent paid in cash during such period) for such period of not less than the ratio set forth below for such period:

------------------------------------------------------- -----------------------------
Date of Determination:                                  Minimum Ratio
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
January 31, 1999                                        1.40 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
April 30, 1999                                          1.40 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
July 31, 1999                                           1.40 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
October 31, 1999                                        1.55 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
January 31, 2000                                        1.55 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
April 30, 2000                                          1.70 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
July 31, 2000                                           1.70 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
October 31, 2000                                        1.70 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
January 31, 2001                                        1.70 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
April 30, 2001                                          1.95 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
July 31, 2001                                           1.95 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
October 31, 2001                                        1.95 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
January 31, 2002                                        1.95 to 1.0
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
April 30, 2002 through (and including) the maturity     2.0 to 1.0
of the Notes
------------------------------------------------------- -----------------------------

PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of the Company and its Subsidiaries ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case estimated cost savings resulting from the AIG Acquisition):

------------------------------------------------------- ----------------------------
Date                                                    Amount
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
January 31, 1999                                        $2,000,000
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
April 30, 1999                                          $1,750,000

------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
July 31, 1999                                           $1,250,000
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
October 31, 1999                                        $  500,000
------------------------------------------------------- ----------------------------

                           (30 FIXED CHARGE COVERAGE RATIO. Maintain as of the
end of each fiscal quarter of the Company and its Subsidiaries a Fixed Charge Coverage Ratio for the most recently completed four fiscal quarters of the Company and its Subsidiaries of not less than the following ratios for the requisite periods set forth below (except that in respect of the first three testing periods referred to below, EBITDA and Fixed Charges shall be computed only for the one, two and three fiscal quarterly periods respectively described below, provided that Capital Expenditures shall be computed within fixed charges in an amount equal to the greater of one-quarter of the Capital Expenditures permitted during the twelve month period during which a testing period ends and actual Capital Expenditures made during the testing period specified below):

------------------------------------------------------- -----------------------------
Four Fiscal Quarters ending on:
------------------------------------------------------- -----------------------------
------------------------------------------------------- -----------------------------
Each October 31, January 31, April 30 and July 31                1.00 to 1.0
after the Closing Date and continuing through (and
including) the maturity of the Notes.
------------------------------------------------------- -----------------------------


PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of the Company and its Subsidiaries ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case estimated cost savings resulting from the AIG Acquisition):

------------------------------------------------------- ----------------------------
Date                                                    Amount
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
January 31, 1999                                        $2,000,000
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
April 30, 1999                                          $1,750,000
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
July 31, 1999                                           $1,250,000
------------------------------------------------------- ----------------------------
------------------------------------------------------- ----------------------------
October 31, 1999                                        $  500,000
------------------------------------------------------- ----------------------------

         4.13     LIMITATIONS ON OPERATING LEASES.

                 The Company shall not, and shall not permit any of its Subsidiaries to, become a lessee under any operating lease (other than a lease which any Subsidiary is lessor) of Property, including, without limitation, real estate operating leases, if the aggregate Rentals (estimated in good faith by the Company with respect to amounts payable pursuant to escalation clauses) payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which the Company or any of its Subsidiaries is then lessee would exceed One Million ($1,000,000.00) Dollars, including the Dollar Equivalent (as defined in the Senior Credit Agreement) of amounts denominated in non-U.S. currencies (the term "RENTALS" meaning, as of the date of determination, all payments which the lessee is required to make by the terms of any lease; the term "PROPERTY" meaning any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible).

SECTION 5         REPORTING COVENANTS

         5.1      FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each Holder:

                  (10 QUARTERLY FINANCIAL STATEMENTS -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter:

                           (10      an unaudited consolidated balance sheet as
                  at the end of such quarter; and

                           (20      unaudited consolidated statements of income
                  and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

         for the Company and the Subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by a Senior Financial Officer, and accompanied by the certificate required by Section 5.3; PROVIDED, that timely delivery of copies of the Company's Quarterly Report on Form 10-Q filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 5.1(a);

                  (20 ANNUAL FINANCIAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter:

                           (10      a consolidated balance sheet as at the end
                  of such year; and

                           (20      consolidated statements of income,
                  stockholders' equity and cash flows for such year;

         for the Company and the Subsidiaries, setting forth, in comparative form, the financial statements for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                                    (10 an audit report thereon of independent
                           certified public accountants of recognized national standing, which report shall state without qualification (including, without limitation, qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards, or the ability of the Company or a material subsidiary thereof to continue as a going concern), that such financial statements have been prepared and are in conformity with GAAP; and

                                    (20 the certificates required by Section 5.3
                           and Section 5.4;

         PROVIDED, that timely delivery of the Company's Annual Report on Form 10-K for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this Section 5.1(b) so long as such Annual Report contains or is accompanied by the reports and other information otherwise specified in this Section 5.1(b);

                  (30 SEC AND OTHER REPORTS -- promptly upon their becoming available, and in any event within fifteen (15) days thereafter:

                           (10      each financial statement, report, notice or
                  proxy statement sent by the Company to stockholders generally;

                           (20      each regular or periodic report (including,
                  without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC; and

                           (30      all press releases and other statements made
                  available by the Company or any Subsidiary to the public concerning material developments in the business of the Company or the Subsidiaries;

                  (40 NOTICE OF DEFAULT OR EVENT OF DEFAULT -- within two (2) Business Days of becoming aware:

                           (10      of the existence of any condition or event
                  which constitutes a Default or an Event of Default; or

                           (20      that any Holder or the holder of any other
                  Debt, in a principal amount, individually or in the aggregate, of $500,000 or more, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default;

         a notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such Holder or holder and what action the Company has taken, is taking or proposes to take with respect thereto;

                  (50      ERISA --

                           (10      within twenty (20) days of becoming aware of
                  the occurrence of any "REPORTABLE EVENT" (as such term is defined in section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations of the DOL or "PROHIBITED TRANSACTION" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) in connection with any Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the DOL or the PBGC with respect thereto; and

                           (20      prompt notice of and, where applicable, a
                  description of:

                                    (10 any notice from the PBGC in respect of
                           the commencement of any proceedings pursuant to
                           section 4042 of ERISA to terminate any Plan or for the appointment of a trustee to administer any Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof;

                                    (20 the placement of any Multiemployer Plan
                           in reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "INSOLVENT" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; or

                                    (30 the occurrence of any event, transaction
                           or condition that could result in the incurrence of any liability of the Company or any ERISA Affiliate or the imposition of a Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

         PROVIDED, HOWEVER, that the Company shall not be required to deliver any such notice at any time when the aggregate amount of the actual or potential liability of the Company and the Subsidiaries in respect of all such events at such time could not reasonably be expected to exceed $500,000 and have a Material Adverse Effect;

                  (60 AUDITOR'S REPORTS -- promptly upon receipt thereof, a copy of each report or management letter submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made of the books of the Company or any Subsidiary;

                  (70 ACTIONS, PROCEEDINGS -- promptly after the commencement of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

                  (80 OTHER CREDITORS -- promptly upon the reasonable request of any Holder, copies of any statement, report or certificate furnished to any holder of Debt to the extent that the information contained in such statement, report or certificate has not already been delivered to each Holder;

                  (90 REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be reasonably requested by any Holder.

         5.2      EXTENSION OF TIME TO FILE SEC REPORTS.

         If the rules and regulations of the SEC under the Exchange Act and the rules and regulations of the AMEX or the NASDAQ National Market, as applicable, are amended to extend the deadline for delivery to the SEC and the AMEX or the NASDAQ National Market of Quarterly Reports, as applicable, on Form 10-Q (or any successor form) beyond the forty-five (45) days following the end of each fiscal quarter of the Company (other than its last fiscal quarter) as currently required, then the forty-five (45) day period within which quarterly financial statements are required to be delivered in accordance with the provisions of
Section 5.1(a) shall be similarly extended. If the rules and regulations of the SEC under the Exchange Act and the rules and regulations of the AMEX or the NASDAQ

National Market, as applicable, are amended to extend the deadline for delivery to the SEC and the AMEX or the NASDAQ National Market, as applicable, of Annual Reports on Form 10-K (or any successor form) beyond the ninety (90) days following the end of the Company's fiscal year as currently required, then the ninety (90) day period within which annual financial statements are required to be delivered in accordance with the provisions of Section 5.1(b) shall be similarly extended.

         5.3      OFFICER'S CERTIFICATES.

         Each set of financial statements delivered to each Holder pursuant to
Section 5.1(a) or Section 5.1(b) shall be accompanied by a certificate signed on behalf of the Company by a Senior Financial Officer, setting forth:

                  (10 COVENANT COMPLIANCE -- the financial information (including detailed calculations and a detailed computation of EBITDA for the relevant period) required in order to establish whether the Company was in compliance with the requirements of Section 4 (in each case where such Section imposes numerical financial requirements) as of the end of the period covered by the financial statements then being furnished (including with respect to such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence); and

                  (20 EVENT OF DEFAULT -- a statement that the signer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision or authority, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

         5.4      ACCOUNTANTS' CERTIFICATES.

                  Each set of annual financial statements delivered pursuant to
Section 5.1(b) shall be accompanied by a certificate of the accountants who were engaged to audit such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

         5.5      INSPECTION.

         The Company will permit the representatives of any Holder to visit and inspect any of the Properties of the Company or any of the Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested. At all times during which there exists a Default or Event of Default, any reasonable out-of-pocket expenses incurred by the Holders in connection with this Section 5.5 shall be paid in accordance with Section 12.6(b).

         5.6      CONFIDENTIAL INFORMATION.

         Each Holder agrees that it will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder; PROVIDED, HOWEVER, that any Holder may deliver or disclose Confidential Information to:

                  (10 such Holder's directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Notes held by such Holder, which Persons shall be instructed to maintain the confidentiality of all Confidential Information);

                  (20 such Holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 5.6;

                  (30 any other Holder;

                  (40 any financial institution or Institutional Investor to which such Holder assigns or transfers such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 5.6);

                  (50 any Person from which such Holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 5.6);

                  (60 any federal, state or local regulatory authority having jurisdiction over such Holder;

                  (70 the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Holder; or

                  (80 any other Person to which such delivery or disclosure may be necessary or appropriate:

                           (10      to effect compliance with any law, rule,
                  regulation or order applicable to such Holder; or

                           (20      in response to any subpoena or other legal
                  process; PROVIDED, HOWEVER, that each Holder agrees to use its reasonable best efforts to inform the Company of the service upon it of such subpoena or legal process, and to reasonably cooperate with the Company should the Company wish (at the Company's expense) to seek a protective order or similar relief relating to such disclosure; or

                           (30      in connection with any litigation to which
                  such Holder and the Company or any Subsidiary are parties; PROVIDED, HOWEVER, that such Holder shall use its reasonable efforts to preserve the confidentiality of the Confidential Information to the extent not necessary to prosecute or defend such litigation; or

                           (40      if an Event of Default has occurred and is
                  continuing, to the extent such Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies of such Holder in respect of such Holder's Notes and this Agreement.

         Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 5.6 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Purchaser or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Section 5.6.

         5.7      BOARD MATERIALS.

                  The Company shall provide the Holders all written materials and other information related to each meeting of the Board of Directors of each Subsidiary of the Company (including copies of all minutes and all resolutions adopted by the Board of Directors of the Company and by the Board of Directors of each Subsidiary) promptly upon the approval or adoption thereof at the same time and in the same manner as notice and such written materials and other information is given to members of the Board of Directors of the Company and of the Board of Directors of each Subsidiary of the Company.

SECTION 6          EVENTS OF DEFAULT

         6.1      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" exists at any time if any of the following both occurs and is continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (10      PAYMENTS ON NOTES --

                           (10       PRINCIPAL OR PREPAYMENT COMPENSATION AMOUNT
                  PAYMENTS -- the Company fails to make any payment of principal or Prepayment Compensation Amount on any Note on or before the date such payment is due; or

                           (20      INTEREST PAYMENTS -- the Company fails to
                  make any payment of interest on any Note on or before five (5) Business Days after the date such payment is due; or

                  (20      OTHER DEFAULTS --

                           (10      COVENANT DEFAULTS -- the Company or any
                  Subsidiary fails to comply with Section 3.7 or any provision of Section 4; or

                           (20      OTHER DEFAULTS -- the Company or any
                  Subsidiary fails to comply with any other provision hereof, other than Section 3.9, and such failure continues for more than thirty (30) days after the earlier of the date on which
                  (a) a Senior Officer obtains actual knowledge of such failure or (b) written notice thereof shall have been given to the Company by any Holder; or

                           (iii) OPINION DEFAULT -- the Company fails to comply with its covenant set forth in Section 3.9 and the Senior Agent, on behalf of the lenders under the Senior Debt, shall have consented to such failure constituting an Event of Default hereunder.

                  (30      WARRANTIES OR REPRESENTATIONS -- any warranty,
         representation or other statement by or on behalf of the Company or any Guarantor contained in this Agreement, the Notes, and any other agreement, certificate or instrument executed pursuant to the terms of each of the foregoing, or in any written amendment, supplement, modification or waiver with respect to any such agreement or document or in any instrument furnished in compliance herewith or therewith or in reference hereto or thereto, shall have been false or misleading in any material respect when made; or

                  (40 ACCELERATION OF DEBT -- any event shall occur or any condition shall exist in respect of Debt of the Company or any Subsidiary, or under any agreement securing or relating to such Debt, and in either case, as a result thereof:

                                    (10 the maturity of such Debt, or a portion
                           thereof, is accelerated; or

                                    (20 any one or more of the holders thereof
                           or a trustee therefor is permitted to require the Company or any Subsidiary to repurchase or redeem such Debt or a portion thereof from the holders thereof, and any such trustee or holder exercises such option;

                  PROVIDED that the aggregate amount of all obligations in respect of all such defaulted Debt exceeds at such time Three Million Dollars ($3,000,000); or

                  (50      INSOLVENCY --

                           (10      INVOLUNTARY BANKRUPTCY PROCEEDINGS --

                                    (10 a receiver, liquidator, custodian or
                           trustee of the Company or any Subsidiary, or of all or any substantial part of the Property of either, is appointed by court order and such order remains in effect for more than sixty (60) days; or an order for relief is entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary is adjudicated a bankrupt or insolvent;

                                    (20 all or any substantial part of the
                           Property of the Company or any Subsidiary is sequestered by court order and such order remains in effect for more than sixty (60) days; or

                                    (30 a petition is filed against the Company
                           or any Subsidiary under any bankruptcy,
                           reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing;

                           (20      VOLUNTARY PETITIONS -- the Company or any
                  Subsidiary files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                           (30     .ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC.
                  -- the Company or a Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay its debts generally as they become due. or consents to the appointment of a receiver, liquidator or trustee of the Company or a Subsidiary or of all or a substantial part of its Property; or

                  (60 UNDISCHARGED FINAL JUDGMENTS -- a final, non-appealable judgment or final, non-appealable judgments for the payment of money aggregating an uninsured amount(s) in excess of One Million Dollars ($1,000,000) is or are outstanding against one or more of the Company and the Subsidiaries and any one of such judgments shall have been outstanding for more than sixty (60) days from the date of its entry and shall not have been discharged in full or stayed; or

                  (70 GUARANTY -- (i) the Guaranty set forth in Article XI shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against any Guarantor,

                           (ii) the validity or enforceability of the Guaranty set forth in Article XI against any Guarantor shall be contested by such Guarantor, the Company or any Affiliate, or

                           (iii) any Guarantor, the Company or any Affiliate shall deny that such Guarantor has any further liability or obligation under the Guaranty; or

                  (h) ENVIRONMENTAL MATTERS -- The Company and its Subsidiaries shall make aggregate net cash expenditures (net of amounts collected as reimbursement, indemnification, contribution or otherwise from unaffiliated third parties) that exceed $5,000,000 between November 20, 1998 and April 29, 2001 in respect of environmental remediation of (a) the real property and improvements formerly owned by Alliance America in Port Carbon, Pennsylvania, and/or (b) the real property and improvements now owned by Aubecq in Crespin, France; or

                  (i) INTRACOMPANY SUBORDINATION AGREEMENT -- (i) the Intracompany Subordination Agreement shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against the Company or any Subsidiary a party thereto,

                           (ii) the validity or enforceability of the Intracompany Subordination Agreement against the Company or any Subsidiary a party thereto shall be contested in writing by the Company, any Subsidiary or any other Person, or

                           (iii) any Person (other than the Senior Agent or KBC in connection with its exercise of its rights under the Lien referred to in Section 3.8), including any Foreign Subsidiary, shall take any action to obtain payment on any Foreign Debt in contravention of the terms of the Intracompany Subordination Agreement (whether or not the terms thereof are enforceable against such Person or any party thereto), or

                           (iv) any Person shall make any payment on the Foreign Debt in contravention of the terms of the Intracompany Subordination Agreement (whether or not the terms thereof are enforceable against such Person or any party thereto).


         6.2      DEFAULT REMEDIES.

                  (10      ACCELERATION OF MATURITY OF NOTES.

                           (10      ACCELERATION ON EVENT OF DEFAULT.

                                    (10 AUTOMATIC. If any Event of Default
                           specified in Section 6.1(e) shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to the principal amount of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                                    (20 BY ACTION OF HOLDERS. Subject to Section
                           6.3, 7.6 and Section 7.7, if any Event of Default other than those specified in Section 6.1(e) shall exist, the Required Holders may exercise any right, power or Remedy permitted to such Holder or Holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right, upon written notice to the Company to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the Holders the entire outstanding principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes.

                           (2)      ACCELERATION ON PAYMENT DEFAULT. Subject to
                  Section 7.6 and Section 7.7, during the existence of an Event of Default described in Section 6.1(a), and irrespective of whether the Notes then outstanding shall have become due and payable pursuant to Section 6.2(a)(i)(B), any Holder who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such Holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such Holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Prepayment Compensation Amount at such time with respect to such principal amount of such Notes.

                  (2) VALUABLE RIGHTS. The Company acknowledges, and the parties hereto agree, that the right of each Holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Prepayment Compensation Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

                  (3) OTHER REMEDIES. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall become due and payable pursuant to Section 6.2(a), and irrespective of whether any Holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or Remedies, subject to Section
         7.6 and Section 7.7, any Holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such Remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein; PROVIDED, HOWEVER, that the maturity of such Holder's Notes may be accelerated only in accordance with Section 6.2(a).

                  (4) NONWAIVER; REMEDIES CUMULATIVE. No course of dealing on the part of any Holder nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and Remedies. All rights and Remedies of each Holder hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or Remedies any such Holder would otherwise have.

                  (5) SUBORDINATION. The rights of the Holders to receive payments in respect of this Agreement and the Notes, and to exercise any Remedies, solely as between the Holders of the Notes and the holders of the Senior Debt, shall be subject in all respects to the provisions of Section 7; PROVIDED, HOWEVER, that all such rights shall remain unconditional and absolute as between the Holders and the Company.

         6.3      ANNULMENT OF ACCELERATION OF NOTES.

                  (1) ANNULMENT AT HOLDERS' OPTION. If a declaration is made pursuant to Section 6.2(a)(i)(B), then and in every such case, the Holders of sixty-six and two-thirds percent (66-2/3%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof; PROVIDED, HOWEVER, that at the time such declaration is annulled and rescinded:

                           (1) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

                           (2) all arrears of interest upon all of the Notes and all of the other sums payable hereunder and under the Notes (except any principal of, or interest or Prepayment Compensation Amount on, the Notes which shall have become due and payable by reason of such declaration under Section 6.2(a)(i)(B)) shall have been duly paid; and

                           (3) each and every other Default and Event of Default shall have been waived pursuant to Section 12.5 or otherwise made good or cured;

and; PROVIDED, FURTHER that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

                  (2) REQUIRED ANNULMENT. If a declaration is made pursuant to
         Section 6.2(a)(i)(B) arising solely out of an Event of Default described in Section 6.1(d) regarding the Senior Debt, then and in every such case, if the holders of the Senior Debt waive such default in respect of the Senior Debt or such default is cured, and the holders of the Senior Debt rescind or annul any and all accelerations of the maturity of all or any portion of the Senior Debt and any required or demanded repurchase of all or any portion thereof, then, upon written notice to the Holders of such events with respect to the Senior Debt, any declaration made pursuant to

         Section 6.2(a)(i)(B), and the consequences thereof, shall automatically and without any further action on the part of the Holders, be annulled and rescinded; PROVIDED, HOWEVER, that at the time such declaration is deemed annulled and rescinded:

                           (1) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

                           (2) no other Default and Event of Default shall be continuing;

and, PROVIDED, FURTHER that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 7         SUBORDINATION

         7.1      GENERAL

         The Subordinated Debt is subordinate and junior in right of payment to all Senior Debt to the extent provided in this Section 7. Without the prior written consent of the holders of Senior Debt or their Agent, there shall be no prepayment of principal of the Subordinated Debt.

         7.2      INSOLVENCY.

                  In the event of:

                  (1) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Loan Party, their creditors or their Property;

                  (2) any proceeding for the liquidation, dissolution or other winding-up of any Loan Party, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

                  (3) any assignment by any Loan Party for the benefit of creditors; or

                  (4) any other marshaling of the assets of any Loan Party;

all Senior Debt shall first be paid in full, in cash or cash equivalents, before any payment or distribution, whether in cash, Securities or other Property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, Securities or other Property (other than Securities of such Loan Party or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this

Section 7 with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any Securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for this Section 7) be payable or deliverable in respect of Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt shall have been paid in full, in cash or cash equivalents.

         7.3      PROOFS OF CLAIM.

         If any holder of Subordinated Debt does not file a proper claim or proof of debt therefor prior to twenty (20) days before the expiration of the time to file such claim or proof, then the Senior Agent is hereby authorized and empowered (but not obligated) as the agent and attorney-in-fact for such holder for the specific and limited purpose set forth in this Section 7.3 to file such claim or proof for or on behalf of such holder; PROVIDED, HOWEVER, that the Senior Agent shall have, prior to taking any such action, given fifteen (15) days prior written notice (which notice may be given up to sixty (60) days prior to the expiration of the time to file such claim) to such holder of Subordinated Debt that it intends to file such claim or proof of debt. In no event may the Senior Agent or any holder of the Senior Debt vote any claim on behalf of any holder of the Subordinated Debt, and such agency and appointment of attorney-in-fact shall not extend to any such right to vote any such claim.

         7.4      PAYMENT DEFAULT IN RESPECT OF SENIOR DEBT.

                  If:

                  (1) the Company shall default in the payment of any principal of or premium, if any, or interest on any Senior Debt (a "SENIOR PAYMENT DEFAULT") when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, by declaration of acceleration or otherwise; and

                  (2) the Company receives from the Senior Agent written notice (a "PAYMENT DEFAULT NOTICE") of the happening of such Senior Payment Default, stating that such notice is a payment blockage notice pursuant to this Section 7.4;

then no direct or indirect payment (in cash, Property or Securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition or payment of any Subordinated Debt, unless and until such Senior Payment Default shall have been cured or waived or otherwise shall have ceased to exist.

         The Company shall give prompt written notice to each holder of Subordinated Debt of its receipt of any Payment Default Notice under this
Section 7.4 such notice to be delivered in any event no later than 2 Business Days after receipt of any such Payment Default Notice.

         7.5      SIGNIFICANT NONPAYMENT DEFAULT IN RESPECT OF SENIOR DEBT.

                  If:

                  (1) any Significant Nonpayment Default shall have occurred;
         and

                  (2) the Company receives from the Senior Agent written notice (a "NONPAYMENT DEFAULT NOTICE") of the happening of such Significant Nonpayment Default, stating that such notice is a payment blockage notice pursuant to this Section 7.5;

then no direct or indirect payment (in cash, property or Securities or by set-off or otherwise) shall be made or agreed to be made for or on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, repurchase, prepayment, purchase or other acquisition or payment of any Subordinated Debt (a "PAYMENT BLOCKAGE"), for a period (each, a "PAYMENT BLOCKAGE PERIOD") commencing on the date the Nonpayment Default Notice is delivered to the Company and ending on the Payment Blockage Period Termination Date; PROVIDED, HOWEVER, that:

                           (1) not more than three (3) separate Payment Blockage Periods may exist in any period of three hundred sixty-five (365) consecutive days;

                           (2) Payment Blockages may not be in effect for more than one hundred eighty (180) days (whether or not such days are or were consecutive) during any period of three hundred sixty-five (365) consecutive days (whether or not less than three (3) Payment Blockage Periods have been in effect during such period), and on the one hundred eightieth (180th) day (whether or not such days are or were consecutive) on which Payment Blockage Periods have been in effect in any period of three hundred sixty-five (365) consecutive days, such Payment Blockage Period shall terminate immediately;

                           (3) no Payment Blockage may be imposed as a result of any Significant Nonpayment Default which served as the basis for or was continuing during a previous Payment Blockage; and

                           (4) no more than four (4) separate Payment Blockage Periods may arise in the aggregate.

         All payments in respect of Subordinated Debt postponed during any Payment Blockage Period shall be immediately due and payable upon the Payment Blockage Period Termination Date thereof (together with such additional interest as is provided for herein and in the Notes for late payment of principal, Prepayment Compensation Amount and interest).

         The Company shall give prompt written notice to each holder of Subordinated Debt of its receipt of any Nonpayment Default Notice under this
Section 7.5 such notice to be delivered in any event, no later than 2 Business Days after receipt of any such payment Default Notice.

         7.6      ENFORCEMENT NOTICE.

         If, at any time during which the Senior Credit Facility is in effect, any Holder or the Holders elect to exercise any Remedies in respect of any Event of Default, such Holder or Holders shall deliver to the Company and to the Senior Agent written notice (an "ENFORCEMENT NOTICE") specifying the Event or Events of Default which are the basis for the exercise of such Remedies and stating the Holder or such Holders intend to exercise Remedies; PROVIDED, HOWEVER, that the failure to deliver such Enforcement Notice to the Senior Agent shall not affect the validity of the Enforcement Notice as between such Holder or Holders and the Company.

         7.7      STANDSTILL.

                  (a) Except as provided in Section 7.7(b) and notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, for so long as any Senior Debt is outstanding under the Senior Credit Facility, no holder of any Subordinated Debt may exercise any Remedies in respect thereof (and no acceleration or purported acceleration pursuant to Section 6.2(a)(i)(B) or Section 6.2(a)(ii) shall become effective) during any period (a "STANDSTILL PERIOD") commencing on the first date the holders of the Subordinated Debt, but for the provisions of this Section 7, would have been entitled to accelerate the maturity of the Subordinated Debt pursuant to Section 6.2(a)(i)(B) or Section 6.2(a)(ii) and ending upon the earliest of:

                           (i) the date which is ten (10) days after the Enforcement Notice is delivered to the Company and the Senior Agent pursuant to Section 7.6; provided however that if a Payment Blockage Period is in effect on such tenth (10th) day, as the case may be, after the Enforcement Notice is so delivered or there shall be any prohibition on payment of any Subordinated Debt pursuant to Section 7.4 then in effect, this clause (i) shall be ineffective to terminate such Standstill Period;

                           (ii) in the event that a Payment Blockage is in effect on the date which is ten (10) days after the Enforcement Notice is delivered to the Company and the Senior Agent pursuant to Section 7.6, the Payment Blockage Period Termination Date relating to the Significant Nonpayment Default giving rise to such Payment Blockage Period;

                           (iii) the date that any holder of any Senior Debt commences the exercise of any Remedies in respect of such Debt; or

                           (v) the first date upon which any of the Events of Default described in Section 6.1(e) shall have occurred and be continuing beyond any period of grace specified therein; and, in such event, the automatic acceleration of the Notes contemplated in respect of such Event of Default pursuant to
                  Section 6.2(a)(i)(A) shall occur immediately upon the termination of the Standstill Period.

                  (b) If any holder of Subordinated Debt shall specify in an Enforcement Notice an Event of Default under Section 6.1(i), and as of the date such Enforcement Notice is given, KBC is not then taking action to realize upon its Lien on the Foreign Debt granted in its favor pursuant to Section 3.8 (or if such Lien has not been granted) and neither the Senior Agent nor KBC is then taking any action to enjoin any payment by the Company or any Domestic Subsidiary on any Foreign Debt to any Person other than a holder of Senior Debt or KBC and/or the Senior Agent shall thereafter cease to take such action, such holder of Subordinated Debt shall be entitled, without regard to any Standstill Period which would otherwise be in effect under Section 7.7(a) in respect of such Enforcement Notice, to accelerate its Subordinated Debt and to exercise such Remedies (including realization on the Lien on the Foreign Debt required to be granted to the Holders under Section 3.8) to the extent such action is determined by such holder of Subordinated Debt to be reasonably necessary or desirable to enjoin any payment by the Company or any Domestic Subsidiary on any Foreign Debt to any Person other than a holder of Senior Debt or to otherwise enforce the provisions of the Intracompany Subordination Agreement. If any holder of Subordinated Debt commences taking any such Remedies and thereafter the Senior Agent or KBC, as applicable, commences, and continues, taking action to realize upon its Lien on the Foreign Debt granted in its favor pursuant to Section 3.8 or to enjoin any payment by the Company or any Domestic Subsidiary on the Foreign Debt to any Person other than a holder of Senior Debt, such holder of Subordinated Debt shall cease to exercise any such Remedies for the remainder of the Standstill Period that would otherwise be in effect under Section 7.7(b) as a result of the giving of such Enforcement Notice, PROVIDED that if ceasing to exercise such Remedies would prejudice the rights of such holder of Subordinated Debt to recommence exercising such

         Remedies after the expiration of the Standstill Period or otherwise prejudice its rights to receive payment on its Subordinated Debt at a time when it would otherwise be permitted to receive such payments under this Section 7, such holder shall be entitled to continue to exercise such Remedies to the limited extent necessary to avoid such prejudice for so long as such holder cooperates with the Senior Agent or KBC, as applicable, in the actions being taken by it to enforce its Lien or enjoin payments on the Foreign Debt.

         7.8      TURNOVER OF PAYMENTS.

                  If:

                  (1) any payment or distribution shall be paid to or collected or received by any holders of Subordinated Debt in contravention of any of the terms of this Section 7; and

                  (2) the Senior Agent shall have notified the holders of Subordinated Debt in writing, within thirty (30) days after the date such payment or distribution is made, of the facts by reason of which such payment or collection or receipt so contravenes this Section 7 or constituted a Significant Nonpayment Default;

then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents, to the Senior Agent, on behalf of the holders of the Senior Debt, and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Debt. If any amount is delivered to the Senior Agent pursuant to this Section 7.8, whether or not such amounts have been applied to the payment of Senior Debt, and the outstanding Senior Debt shall thereafter be paid in full, in cash or cash equivalents, by the Company or otherwise other than pursuant to this Section 7.8, the holders of Senior Debt shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Debt pursuant to this Section 7.8, so long as after the return of such amounts the Senior Debt shall remain paid in full, in cash or cash equivalents.

         7.9      SUBORDINATION UNAFFECTED BY CERTAIN EVENTS.

         The rights set forth in this Section 7 of the holders of the Senior Debt as against each Holder of Subordinated Debt shall remain in full force and effect without regard to, and shall not be impaired by:

                  (1) any act or failure to act on the part of any Loan Party;

                  (2) any extension or indulgence in respect of any payment or prepayment of the Senior Debt or any part therefor in respect of any other amount payable to any holder of Senior Debt;

                  (3) any amendment, modification, restatement, refinancing or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt or any other agreement which may be relating to any Senior Debt, other than such as would cause all or any portion of such Debt to fail to meet the definition of "SENIOR DEBT" or which is not binding on the holders of the Subordinated Debt pursuant to
         Section 7.16;

                  (4) any exercise or non-exercise by any holder of Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt or any waiver of any such right, power, privilege or remedy or any default in respect of any Senior Debt, any dealing with or action against any collateral security therefor or any receipt by any holder of Senior Debt of any security, or any failure by any holder of Senior Debt to perfect a security interest in, or any release by any such holder of Senior Debt of, any security for the payment of any Senior Debt;

                  (5) any merger or consolidation of the Company or any of the Subsidiaries into or with any of the Subsidiaries or into or with any Person, or any transfer of any or all of the Property of the Company or any of the Subsidiaries to any other Person; or

                  (6) the absence of any notice to, or knowledge by, any holder of Subordinated Debt of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (e).

         7.10     WAIVER AND CONSENT.

         Each holder of Subordinated Debt waives any and all notices of the acceptance of the provisions of this Section 7 or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Debt.

         7.11     REINSTATEMENT OF SUBORDINATION.

         The obligations of each holder of Subordinated Debt under the provisions set forth in this Section 7 shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Debt that is rescinded or must otherwise be returned by the holder of such Senior Debt upon the occurrence or as a result of any bankruptcy or judicial proceeding, all as though such payment had not been made.

         7.12      OBLIGATIONS NOT IMPAIRED.

         Nothing contained in this Section 7 shall impair, as between any Loan Party and any holder of Subordinated Debt, the obligation of such Loan Party to pay to such holder the principal thereof and Prepayment Compensation Amount, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof and to comply with each and every provision of the Notes and this Agreement or prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Agreement, all subject to the rights of the holders of the Senior Debt to receive cash, Securities or other Property otherwise payable or deliverable to the holders of Subordinated Debt.

         7.13     PAYMENT OF SENIOR DEBT; SUBROGATION.

         Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, Securities or other Property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Loan Parties and their creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by any Loan Party on account of Senior Debt and not on account of Subordinated Debt.

         7.14     RELIANCE OF HOLDERS OF SENIOR DEBT.

         Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt. Each such holder of Senior Debt is intended to be, and is, a third party beneficiary of this Section 7. Each holder of Subordinated Debt acknowledges and agrees that the provisions set forth in this Section 7 shall be enforceable against such Persons by the holders of the Senior Debt. Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, none of the provisions of this
Section 7 (including, without limitation, this Section 7.14) may, directly or indirectly, be amended, modified, supplemented or waived without the prior written consent of the Senior Agent, on behalf of the holders of the Senior Debt.

         7.15     IDENTITY OF HOLDERS OF SENIOR DEBT.

         Upon the request of any holder of Subordinated Debt, the Company shall deliver to such holder a list of all holders of Senior Debt outstanding at such time, providing the name and address of each such holder of Senior Debt and the principal amount of Senior Debt held by each such holder; PROVIDED, HOWEVER, that if any holder of Senior Debt shall have appointed an agent or other representative with respect to the Senior Debt held by it, the Company may provide the name and address of such agent or representative in lieu of the name and address of such holder of Senior Debt.

         7.16      AMENDMENTS TO SENIOR DEBT DOCUMENTS.

         Notwithstanding the other provisions of this Section 7, (a) no amendment to any Senior Debt Document or Refinancing of the Senior Debt shall be effective as to the holders of the Subordinated Debt, nor shall any Debt thereunder which would otherwise be Senior Debt hereunder be entitled to the benefits of this Section 7, if such amendment or the terms of such Refinancing would prohibit directly the Company or any Subsidiary from making scheduled payments of principal or interest in respect of the Subordinated Debt in any manner which is not specifically set forth in this Agreement as in effect on the date hereof and (b) no amendment to any Senior Debt Document or Refinancing of the Senior Debt shall be effective as to the holders of the Subordinated Debt to the extent such amendment or the terms of such Refinancing would (i) cause the terms and conditions of any financial covenant corresponding to Section 4.4 or
4.12 hereof in such Senior Debt Document to be less favorable to the holders of the Subordinated Debt than those set forth in the Senior Credit Agreement as of the hereof or provide for new financial covenants which do not correspond to the financial covenants set forth in Section 4.4 or 4.12 or (ii) would cause the permitted uses of the proceeds of Asset Sales as set forth in such Senior Debt Documents to be materially different from those set forth in the Senior Credit Agreement as of the hereof, unless prior to such amendment or Refinancing taking effect, the Holders are given written notice describing such less favorable, new or different terms and at the option of the Required Holders, exercised within five (5) Business Days of the Holders' receipt of the notice describing such less favorable, new or different terms, conforming amendments to this Agreement are made contemporaneously with such amendment or Refinancing.

         Notwithstanding clause (b), above, the holders of Senior Debt shall be entitled to the benefits of this Section 7 whether or not the notice required in clause (b) is given PROVIDED, the Senior Agent shall not be entitled to send a Nonpayment Default Notice in respect any Significant Nonpayment Default arising as a result of the Company or any Subsidiary having failed to comply with such less favorable, new or materially different terms unless, and until, five (5) Business Days after written notice describing such less favorable, new or different terms has been given to the Holders and at the option of the Required Holders, exercised within such five (5) Business Day period, conforming amendments have been made to this Agreement effective as of the date such amendments to the Senior Debt Documents or Refinancing of Senior Debt were effective.

         As used in this Section 7.16, a "conforming amendment" means (i) in the case of an existing financial covenant being made less favorable, the financial covenants set forth herein will be made less favorable by the same percentage as the financial covenants set forth in the Senior Debt Documents are being made less favorable, (ii) in the case of a new financial covenant, such financial covenant will be included in this Agreement but at a threshold that is 5% more favorable to the Company than such financial covenant in the applicable Senior Debt Document and (iii) in the case of a materially different term relating to the use of proceeds of Asset Sales, substantively comparable changes will be made to this Agreement.

SECTION 8         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         To induce the Purchasers to enter into this Agreement and to issue the Notes, the Company represents and warrants to the Purchasers, as of the Closing Date, as follows:

         8.1      NATURE OF BUSINESS.

         The Memorandum describes correctly in all material respects the general nature of the business and principal Properties and assets of the Company.

         8.2      FINANCIAL STATEMENTS; DEBT; MATERIAL ADVERSE CHANGE.

                  (1) FINANCIAL STATEMENTS. The Company has provided each Purchaser with the historical financial statements of the Company contained in the 10-K and the 10-Qs and of the Acquired Business described on PART 8.2(A) OF ANNEX 3 (collectively, the "HISTORICAL FINANCIAL STATEMENTS"). Such financial statements present fairly in all material respects the financial position of the Company and the Subsidiaries on a consolidated basis as of the respective dates specified therein and the results of their consolidated operations and cash flows for the respective periods so specified in conformity with GAAP applied on a consistent basis throughout the periods involved.

                  (2) DEBT. PART 8.2(B) OF ANNEX 3 lists all Debt of the Company and the Subsidiaries as of the Closing Date, and provides the following information with respect to each item of such Debt: the obligor, each guarantor thereof and each other Person similarly liable in respect thereof, the holder thereof, the aggregate amount of all commitments thereunder (and the allocation of such commitments, if any, as among revolving credit Debt, term notes or similar Debt and other credits such as letter of credit or banker's acceptance facilities), the approximate outstanding amount thereunder and under each individual facility thereunder, the approximate current portion of the outstanding amount, the final maturity, required sinking fund payments, and a description of the collateral securing such Debt.

                  (3) LIENS. PART 8.2(C) OF ANNEX 3 lists all Liens securing Debt of the Company and the Subsidiaries in existence as of the Closing Date, and provides the following information with respect to each Lien: the holder thereof, the approximate outstanding amount of the Debt secured by such Lien and a description of the collateral.

                  (4) CONTINGENT OBLIGATIONS. Other than (i) Guaranties by the Company or Subsidiaries of obligations of other Domestic Subsidiaries and (ii) Guaranties by the Company and Domestic Subsidiaries of indebtedness of Foreign Subsidiaries to KBC, there are no Guaranties or other contingent obligations in respect of which disclosure is required, or for which provisions are required to be made in the consolidated financial statements of the Company and the Subsidiaries in accordance with GAAP, other than those so disclosed, and for which such provision has been made, in the Historical Financial Statements.

                  (5) MATERIAL ADVERSE CHANGE. Since April 30, 1998, there has been no change in the business, operations, profits, financial condition, Properties or business prospects of the Company and the Subsidiaries, except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (6) PROJECTIONS. The Company has delivered to the Purchasers projected financial statements of the Company contained in PART 8.2(F) OF ANNEX 3 attached hereto (collectively, the "PROJECTIONS"). The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable. Such Projections have been prepared by the executive and financial personnel of the Company and the Subsidiaries in the light of the business of the Company and the Subsidiaries. Such Projections have been prepared in good faith, have a reasonable basis and represent the good faith opinion of the Company as to the projected results of the operations of the Company and the Subsidiaries. No material facts have occurred since the preparation of the Projections that, if the Company were to prepare new projections on the Closing Date, would cause such new projections, taken as a whole, to be materially different from the Projections, and the Company and the Subsidiaries do not have, on the Closing Date, any material obligations (whether accrued, matured, absolute, actual, contingent or otherwise) that are not reflected in the Projections.

                  (7) INVESTMENTS. PART 8.2(G) OF ANNEX 3 lists all Investments of the Company and the Subsidiaries outstanding on the Closing Date which, but for clause (h) of the definition of Restricted Investments, would be classified as Restricted Investments in accordance with the provisions of this Agreement.

                  (h) PRO FORMA FINANCIAL STATEMENTS. The Company has delivered to each Purchaser PRO FORMA financial statements for the combined operations of the Company and its Subsidiaries and the Acquired Business contained in PART 8.2(H) OF ANNEX 3 (collectively the "PRO FORMA FINANCIAL STATEMENTS"). The Pro Forma Financial Statements were prepared on a basis consistent with the Historical Financial Statements and present fairly in all material respects the financial position on a pro forma basis of the combined operations of the Company and its Subsidiaries and the Acquired Business as of such date after giving effect to the AIG Acquisition.


         8.3      SUBSIDIARIES AND AFFILIATES.

                  (1) OWNERSHIP OF THE COMPANY AND ITS SUBSIDIARIES. PART 8.3(A) OF ANNEX 3 sets forth for the Company and each Subsidiary:

                           (1)      its full legal name;

                           (2) its jurisdiction of incorporation or organization; and

                           (3) in the case of the Subsidiaries, the percentage of the Voting Stock of which is held by the Company and each other Subsidiary.

                  (2) AFFILIATES. PART 8.3(B) OF ANNEX 3 sets forth the name of each Affiliate (other than members of the families of officers and directors of the Company) and the nature of the affiliation of such Affiliate.

         8.4      TITLE TO PROPERTIES.

                  (1) GENERAL. Each of the Company and the Subsidiaries has good and marketable title to all of the Property reflected in the Memorandum and the Pro Forma Financial Statements (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not otherwise permitted by provisions of this Agreement. Each of the Company and the Subsidiaries has maintained and kept, or caused to be maintained and kept, its respective properties in good repair, working order and condition (ordinary wear and tear excepted).

                  (2) LEASES. All leases necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting and are in full force and effect, except for such failures to be valid and subsisting that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. Each such lease grants to the Company or the Subsidiary party thereto the right to the quiet enjoyment of the premises leased thereunder during the term thereof.

                  (3) INTELLECTUAL PROPERTY. Each of the Company and the Subsidiaries owns, possesses or has the right to use all of the intellectual property, licenses, patents, copyrights, trademarks, service marks and trade names necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         8.5      TAXES.

                  (1) RETURNS FILED; TAXES PAID. All tax returns required to be filed by the Company, any Subsidiary and each other Person with which the Company or any Subsidiary files or has filed a consolidated return in any jurisdiction have in fact been filed on a timely basis. All taxes, assessments, fees and other governmental charges upon the Company and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such failures to pay that, in the aggregate for all such Persons, could not reasonably be expected to have a Material Adverse Effect. The Company knows of no proposed additional tax assessment against it or any such Person that could reasonably be expected to have a Material Adverse Effect.

                  (2) BOOK PROVISIONS ADEQUATE. The amount of the liability for taxes reflected in each of the balance sheets referred to in Section 8.2(a) is in each case an adequate provision in all material respects for taxes as of the dates of such balance sheets (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

         8.6      PENDING LITIGATION.

                  (1) PENDING LITIGATION. There are no proceedings, actions or investigations pending or, to the Company's knowledge, threatened, against or affecting the Company or any of the Subsidiaries in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

                  (2) NO VIOLATIONS. Neither the Company nor any Subsidiary is in violation of any judgment, order, writ, injunction or decree of any court,

         Governmental Authority, arbitration board or tribunal that, in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect.

         8.7      CORPORATE ORGANIZATION AND AUTHORITY.

         Each of the Company and each Subsidiary:

                  (1) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation;

                  (2) has all corporate power and authority necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                  (3) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect; and

                  (4) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction where it is required to do so, except where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

         8.8      CHARTER INSTRUMENTS, OTHER AGREEMENTS.

         Neither the Company nor any Subsidiary is in violation in any respect of:

                  (1) any term of its certificate of incorporation or bylaws; or

                  (2) any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound, except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

         8.9      RESTRICTIONS ON THE COMPANY.

         Neither the Company nor any Subsidiary:

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                  (1) is a party to any contract or agreement that restricts its right or ability to incur Debt or to issue Rights of the Company, as the case may be, other than the Transaction Documents and the agreements listed on PART 8.9(A) OF ANNEX 3, none of which, except as disclosed in PART 8.9(A) OF ANNEX 3, restricts the issuance of the Notes or the Warrants by the Company or the execution and delivery by the Company and the Guarantors of, or compliance with, the other Transaction Documents to which each is a party; or

                  (2) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the provisions of this Agreement.

True, correct and complete copies of each of the agreements, if any, listed on
PART 8.9(A) OF ANNEX 3 have been provided to the Purchasers.

         8.10     COMPLIANCE WITH LAW.

         Except as disclosed in PART 8.12(B) OF ANNEX 3, neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for such violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         8.11     PENSION PLANS.

                  (1) OPERATION OF PLANS; LIABILITIES. The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the IRC relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, Properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401 (a)(29) or 412 of the IRC, other than such liabilities or Liens as individually or in the aggregate would not have a Material Adverse Effect.

                  (2) RELATIONSHIP OF BENEFIT LIABILITIES TO PLAN ASSETS. The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended

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         plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" AND "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (3) WITHDRAWAL LIABILITIES. The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans, other than such liabilities as individually or in the aggregate would not have a Material Adverse Effect.

                  (4) POSTRETIREMENT BENEFIT OBLIGATIONS. The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the IRC) of the Company will not have a Material Adverse Effect.

                  (5) PROHIBITED TRANSACTIONS. The execution and delivery of the Transaction Documents and the issuance of the Notes and Warrants hereunder and under the other Transaction Documents will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the IRC.

                  (6) FOREIGN PENSION PLANS. The Company does not have or maintain, and is not required to contribute to, any foreign pension plan.

         8.12     ENVIRONMENTAL COMPLIANCE.

                  (1) COMPLIANCE -- Except as disclosed on PART 8.12(A) OF ANNEX 3, each of the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business or is located, other than any non-compliance which could not reasonably be expected to have a Material Adverse Effect.

                  (2) LIABILITY -- Except as disclosed on PART 8.12(B) OF ANNEX 3, neither the Company nor any Subsidiary is subject to any liability under any Environmental Protection Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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                  (3) NOTICES -- Except as disclosed on PART 8.12(C) OF ANNEX 3, neither the Company nor any Subsidiary has received any:

                           (1) written notice from any Governmental Authority by which any of its present or previously-owned, operated or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Protection Law as a hazardous substance disposal or removal site, "SUPER Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Protection Law;

                           (2) written notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased real Properties; or

                           (3) summons, citation, notice, directive, letter, or other written communication from any Governmental Authority or other Person concerning or claiming any intentional or unintentional action or omission by the Company or any Subsidiary in connection with its ownership, operation or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any hazardous substance into the environment resulting in any material violation of any Environmental Protection Law;

which, in any such case, relates to or makes reference to an event or condition which could reasonably be expected to have a Material Adverse Effect.

                  (4) SENIOR CREDIT AGREEMENT -- Except as disclosed on PART 8.12(D) of ANNEX 3, each of the representations made in Section 4.13 of the Senior Credit Agreement were true and correct when made and are true and correct as of the date hereof.

         8.13     DUE AUTHORIZATION; ENFORCEABILITY.

                  (1) ISSUE OF NOTES, WARRANTS. The issuance of the Notes and the Warrants by the Company, the execution and delivery by each Loan Party of the Transaction Documents to which it is a party and compliance by each Loan Party with all of the provisions of such Transaction Documents:

                           (1) are within the corporate powers of such Loan Party; and

                           (2) do not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien

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

                  upon any Property of the Company or any Subsidiary under the provisions of:

                                    (A) any agreement, charter instrument, bylaw
                           or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is or may be bound;

                                    (B) any order, judgment, decree, or ruling
                           of any court, arbitrator or Governmental Authority applicable to the Company, any Subsidiary, or any of their Property; or

                                    (C) any statute or other rule or regulation
                           of any Governmental Authority applicable to the Company, any Subsidiary or any of their Property.

                  (2) OBLIGATIONS ARE ENFORCEABLE. Each Loan Party has duly authorized by all necessary action on its part each of the Transaction Documents to which it is a party. Each of such Transaction Documents has been executed and delivered by one or more duly authorized officers of such Loan Party, and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except that:

                           (1) the enforceability thereof may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies; and

                           (2) waivers of statutes of limitations, and rights to indemnity and contribution contained therein, may be limited by applicable law or public policy.

         8.14     GOVERNMENTAL CONSENT TO ISSUANCE OF NOTES AND WARRANTS.

                  (1) Neither the issuance of the Notes or the Warrants, nor the execution and delivery of any Transaction Document by any Loan Party, nor the performance of the obligations of such Loan Party thereunder, requires a consent, approval or authorization of, or pre-filing, registration or qualification with, any Governmental Authority on the part of such Loan Party as a condition thereto, except for such consents, approvals, authorizations, pre-filings, registrations and qualifications described on PART 8.14(A) OF ANNEX 3, all of which have been obtained on or prior to the Closing Date.

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                  (2) Neither the issuance of the Notes and the Warrants, nor the incurrence of the Debt and the other obligations represented thereby, nor the execution and delivery by any Loan Party of the Transaction Documents to which it is a party or the performance of its obligations hereunder and thereunder:

                           (1)      is subject to regulation under the
                  Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts of the United States of America (49 U.S.C.), as amended, or the Federal Power Act, as amended; or

                           (2) violates any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or such Subsidiary.

         8.15     HART-SCOTT-RODINO COMPLIANCE.

         The Warrants are "CONVERTIBLE VOTING SECURITIES" as such term is defined in 16 C.F.R. Section 801.1 (f)(2) which do not entitle the holders thereof to presently vote in respect of the election of directors of the Company. Assuming that, notwithstanding the fact that the Warrants are not currently exercisable on the Closing Date, the Warrants were all exercised on the Closing Date, the holders thereof would not hold (as such term is defined in 16 C.F.R. Section 801.1 (c)) on the Closing Date either:

                  (1) fifteen percent (15%) or more of the total number of shares of the Common Stock of the Company; or

                  (2) Common Stock having a Fair Market Value of Fifteen Million Dollars ($15,000,000) or more.

         8.16     NO DEFAULTS.

         No event has occurred and no condition exists that, upon the execution and delivery of the Transaction Documents and the issuance of the Notes and Warrants, would constitute a Default or an Event of Default.

         8.17     USE OF PROCEEDS.

                  (1) USE OF PROCEEDS. The Company shall apply the proceeds from the Notes as specified in Section 1.11.

                  (2) MARGIN REGULATIONS. None of the transactions contemplated in any of the Transaction Documents (including, without limitation, the use of the proceeds from the Notes) violates, will violate or will result in a violation of section 7 of the Exchange Act, or any regulation issued pursuant thereto, including, without limitation, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

                  (3) ABSENCE OF FOREIGN OR ENEMY STATUS. Neither the issuance of the Notes, nor the use of proceeds from the Notes will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

         8.18     CAPITALIZATION.

                  (1) CAPITALIZATION. PART 8.18(A) OF ANNEX 3 correctly sets forth, after giving effect to the issuance of the Notes and the consummation of all other transactions contemplated hereby and by the Transaction Documents on the Closing Date:

                           (1) the authorized and outstanding shares of the Capital Stock, Rights and other Securities of the Company and each Subsidiary (specifying the type, class or series of all such Capital Stock and other Securities and whether such Capital Stock and other Securities are voting or non-voting) and, in the case of any Rights, the number of shares of Common Stock into which such Rights are currently exercisable or convertible;

                           (2) for all such shares of Capital Stock, Rights and other Securities of the Company and each Subsidiary, descriptions of the terms thereof; and

                           (3) all obligations (contingent or otherwise) of the Company and each Subsidiary to repurchase or otherwise acquire or retire any shares of Capital Stock or Rights of the Company or such Subsidiary.

All such outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. There are no preemptive rights, subscription rights, or other contractual rights similar in nature to preemptive rights with respect to any Capital Stock of the Company or any Subsidiary.

                  (2) RESERVATION OF COMMON STOCK. Subject to shareholder approval of a charter amendment to authorize additional Common Stock, the Company will have authorized and unissued, and reserved for issuance, a sufficient number of shares of Common Stock to permit, after giving effect to the transactions contemplated by the Transaction Documents, the exercise of all of the Warrants and all other Rights exercisable or convertible into Common Stock. Each share of Common Stock reserved for issuance upon exercise of the Warrants, when issued,

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

         will be fully paid and nonassessable, free and clear of any Lien created by the Company and not subject to any preemptive rights.

                  (3) STOCKHOLDERS AGREEMENTS. Other than the Warrant Agreement and as specified on PART 8.18(C) OF ANNEX 3, there is no other agreement or understanding known to the Company between or among any Holders of the Capital Stock or Rights of the Company regarding the Capital Stock of the Company. The Company has provided the Purchasers with true, accurate and complete copies of all agreements referred to in PART 8.19(C) OF ANNEX 3.

         8.19     SOLVENCY; INTENT.

                  (1) SOLVENCY. Each Loan Party, in each case individually and together with its Subsidiaries taken as a whole, is Solvent.

                  (2) INTENT. No Loan Party is entering into the Transaction Documents with any intent to hinder, delay, or defraud either current creditors or future creditors of such Loan Party.

         8.20     FULL DISCLOSURE.

         Neither the statements made in this Agreement, the Memorandum, the financial statements referred to in Section 8.2, nor any other written statement furnished by or on behalf of the Company to the Purchasers in connection with any of the Transactions or the negotiation of any of the Transaction Documents, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein, taken as a whole, not misleading. There is no fact known to the Company that the Company has not disclosed to the Purchasers in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.

         8.21     OFFERING OF SECURITIES.

         Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or Warrants or any similar security of the Company for sale to, or solicited any offers to buy any of the Notes or Warrants or any similar security of the Company or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers. Neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or the Warrants to the provisions of
Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction.

         8.22     CONSUMMATION OF AIG ACQUISITION.

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

         The AIG Acquisition has been consummated in accordance with the terms of the AIG Acquisition Documents; the Company and its Subsidiaries, and to the present actual knowledge of the Company, each other party thereto, have complied in all material respects with all agreements and conditions required to have been performed by such party under the AIG Acquisition Documents and the Company has no present actual knowledge of any material breach by any party of any of such party's representations or warranties made thereunder and no claims for indemnity under the AIG Acquisition Documents are pending, or to the Company's present actual knowledge, are threatened and to the Company's present actual knowledge, no basis for any such claim exists.

SECTION 9         CLOSING CONDITIONS

         9.1      CONDITIONS TO NOTES.

                  The obligation of the Purchasers to purchase the Notes is subject to prior or concurrent satisfaction of each of the following conditions:

                  (1) On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental hereto and thereto shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall have received the following items, each of which shall be in form and substance reasonably satisfactory to the Purchasers and, unless otherwise noted, dated the Closing Date, and in sufficient copies (except for the Notes), for each Purchaser:

                           (1) Certified copies of resolutions of the board of directors of each Loan Party approving this Agreement, the Notes, and other Transaction Documents to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes, and each other Transaction Document.

                           (2) A copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Closing Date) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

                           (3) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated within ten (10) Business Days prior to the date of the Closing Date listing the charter of each Loan Party and each amendment thereto on file in its office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in its office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                           (4) A copy of a certificate of the Secretary of State of each State listed on PART 8.3(A) OF ANNEX 3 dated reasonably near the date of the Closing Date, stating that each applicable Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                           (5) A certificate of each Loan Party signed on behalf of such Loan Party by a Senior Officer and the Secretary or an Assistant Secretary of such Loan Party, dated the date of the Closing Date (and the statements made in such certificate shall be true on and as of the date of the Closing
                  Date) certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in clause (4) above, (B) a true and correct copy of the by-laws of such Loan Party as in effect on the date of the Closing Date, (C) the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) as to the matters set forth in Section 9.1(h), and
                  (E) the absence of any event occurring and continuing, or resulting from the Closing Date, that constitutes a Default or an Event of Default.

                           (6) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes, each other Transaction Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                           (7) Originals of this Agreement, the Notes and the Warrants to be issued to each Purchaser in the respective principal amounts set forth below such Purchaser's name on ANNEX 1 executed by a Senior Officer.

                           (8) An original Warrant Agreement executed on behalf of the Company by a Senior Officer in substantially the form of ATTACHMENT B.

                           (9) An original Registration Agreement executed on behalf of the Company by a Senior Officer substantially in the form of ATTACHMENT C (the "REGISTRATION AGREEMENT").

                           (10) An original Intracompany Subordination Agreement executed on behalf of the Company by a Senior Officer and authorized officers of each

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

                  Subsidiary a party thereto substantially in the form of ATTACHMENT D (the "INTRACOMPANY SUBORDINATION AGREEMENT").

                           (11) Originally executed copies of one or more
                  favorable written opinions of special counsel for the Company and the Guarantors, in a form reasonably acceptable to the Purchasers and as to such matters as Purchasers may reasonably request, and addressed to the Purchasers.

                           (12) A certificate signed on behalf of the Company
                  and each Guarantor by a Senior Officer, in form and substance reasonably satisfactory to the Purchasers, attesting to the Solvency of the Company and each Guarantor, as the case may be, in each case individually and together with its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to consummation of the Transactions.

                           (13) True and correct copies of each Senior Debt Document which shall be (i) in full force and effect, (ii) satisfactory to the Purchasers in their sole discretion and
                  (iii) certified by a Senior Officer as being true and correct copies thereof as of the Closing Date.

                           (14) An Officers' Certificate dated as of the Closing Date certifying that the Company and its Subsidiaries have each performed or complied in all material respects with all agreements and conditions contained in the Senior Debt Documents and any agreements or documents referred to therein required to be performed or complied with by such party on or before the Closing Date, and the Company and its Subsidiaries are not in default in the performance or compliance with any of the terms or provisions thereof.

                           (15) All such counterpart originals or certified copies of such documents, instruments, certificates and opinions relating to the AIG Acquisition as the Purchasers may reasonably request.

                  (b) The Purchasers shall have received reports and other information in form, scope and substance satisfactory to the Purchasers concerning environmental liabilities of the Company, the Subsidiaries and the Acquired Business, and the Company shall have demonstrated to the Purchasers' satisfaction that (i) the operations of the Company and its Subsidiaries comply in all material respects with applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Federal Resource Conservation and Recovery Act; (ii) such operations are not the subject of any federal, state or local investigation evaluating the need for remedial action involving an expenditure to respond to a release or threatened release of any toxic or hazardous waste or substance into the environment; (iii) neither the Company nor any of its Subsidiaries has or could reasonably be expected to have any contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment; and (iv) the Company has completed such environmental audits and investigations (including "PHASE I" and "PHASE II" environmental audits), as the Purchasers may request with respect to the operations of the Company and its Subsidiaries, and such audits and investigations have not uncovered any condition or conditions which could have a Material Adverse Effect.

                  (c) On or before the Closing Date, all authorizations, consents and approvals necessary in connection with the transactions contemplated hereby, including those identified in PARTS 8.9(A) AND 8.12(B) OF ANNEX 3, shall have been obtained in form and substance acceptable to the Purchasers in their sole discretion and shall remain in full force and effect.

                  (d) The offering, issuance, purchase and sale of, and payment for, the Notes and Warrants on the Closing Date on the terms and conditions of this Agreement (including the use of the proceeds of such sale) shall be permitted by the laws and regulations of each jurisdiction to which a Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by life insurance companies without restriction as to the character of the particular investment, shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax (other than taxes generally imposed on the investment income of the Holders), penalty, liability or other condition adverse to it under or pursuant to any applicable law or governmental regulation, and the Purchasers shall have received such certificates or other evidence as to matters of fact as they may reasonably request to enable them to determine whether such purchase is so permitted.

                  (e) Private Placement Numbers shall have been assigned to the Notes and Warrants by Standard & Poor's CUSIP Service Bureau.

                  (f) The Company shall have sold to each other Purchaser, and each other Purchaser shall have purchased, the Notes and Warrants to be purchased by it as set forth in ANNEX 1.

                  (g) Simultaneously with the purchase of the Notes and Warrants on the Closing Date, the Bridge Loan shall be repaid in full and all commitments thereunder terminated and the Bridge Warrants and the Bridge Registration Agreement shall be terminated on terms and conditions satisfactory to the Purchasers in their sole discretion.

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

                  (h) The representations and warranties of each Loan Party contained in this Agreement and any other Transaction Document shall be true and correct on and as of the Closing Date after giving effect to the Transactions and the Company and its Subsidiaries shall have performed and complied in all material respects with all agreements and conditions which this Agreement and each of the other Transaction Documents require to be performed or complied with by such party on or before the Closing Date.

                  (i) Without limiting the conditions set forth in Section 9.1(c), the Senior Agent and any other holder of Senior Debt under the Senior Credit Agreement shall have executed and delivered to the Purchasers an agreement, in form and substance acceptable to the Purchasers, consenting to the transactions contemplated by the Transaction Documents, permitting the Company to incur and have outstanding the Debt, and subject to Section 7, make all payments required hereunder in respect thereof, and all other obligations in respect of this Agreement, and the Notes or other Transaction Documents, the issuance of the Notes and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants, permitting each Guarantor to enter into this Agreement, and waiving any default or event of default under the Senior Debt Documents which might have occurred by virtue of the execution and delivery of this Agreement and the other Transaction Documents.

                  (j) The Purchasers shall have received copies, certified as true and complete by a Senior Officer of the Company, of the Seller Note and any and all other notes, documents, agreements, instruments or other writings (collectively, the "SELLER DOCUMENTS") setting forth or evidencing the terms and conditions of any obligation due from the Company, Alpine, AIG or any of their respective subsidiaries to Wind Point Partners, or to any other Person who shall be a seller with respect to the AIG Acquisition (each, a "SELLER"), and all such obligations shall be subordinated to the Notes on terms satisfactory to the Purchasers in their sole discretion.

                  (k) The Purchasers shall have received from Alpine, in form and substance satisfactory to them in their sole discretion, an agreement to vote all of its shares of the Company in favor of the amendment required by Section 3.8.

                  (l) Fleet Corporate Finance, Inc. shall have paid to the Purchasers commitment fees of $250,000 in the aggregate and shall have paid all fees and expenses of the Purchasers (including the fees and expenses of counsel for the Purchasers) incurred in connection with the consideration, negotiation, preparation and execution of this Agreement and the other Transaction Documents as provided in the separate agreement between Fleet Corporate Finance, Inc. and John Hancock Mutual Life Insurance Company.

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SECTION 10    INTERPRETATION OF THIS AGREEMENT

         10.1     TERMS DEFINED.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         ACCEPTABLE REVOLVING CREDIT FACILITY - means and includes a revolving credit agreement or similar agreement, including, without limitation, the Senior Credit Agreement:

                  (a) pursuant to which the lender commits to permit the Company, subject to the conditions therein, to obtain from time to time thereunder loans or advances of cash, letters of credit or bankers acceptances and periodically repay the same;

                  (b) the obligations under which are secured by a Lien upon (among any other Property subject to such Lien) all or substantially all Inventory and Receivables of the Company and the Subsidiaries which are included in calculating the Borrowing Base;

                  (c) in the case of any replacement facility, having terms no less favorable (taken as a whole and in all material respects) to the Company than the revolving credit facility available to the Company under the Senior Credit Agreement; and

                  (d) having an aggregate commitment thereunder of $15,000,000 or less.

         ACQUIRED BUSINESS - means AIG, together with all of the issued and outstanding capital stock of its Subsidiaries and the assets thereof, as described in the AIG Acquisition Documents.

         ACQUIRED DEBT - means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Debt secured by a Lien encumbering any assets acquired by such specified Person.

         AFFILIATE - means and includes, at any time, each Person (other than a Subsidiary):

                  (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

                  (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company;

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

                  (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company; or

                  (d) that is an officer or director of the Company;

at such time; PROVIDED, HOWEVER, that none of the Purchasers nor any of their affiliates shall be deemed to be an "AFFILIATE,", no Person holding any one or more of the Notes or Warrants shall be deemed to be an "AFFILIATE" solely by virtue of the ownership of such securities; and Alpine, for so long as it owns any Capital Stock of the Company, shall be deemed an Affiliate of the Company and its Subsidiaries. As used in this definition:

                  CONTROL - means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT, THIS - and references thereto shall mean this Senior Subordinated Note and Warrant Purchase Agreement as it may from time to time be amended or supplemented or otherwise modified.

         AIG - means Alliance International Group, Inc.

         AIG ACQUISITION - means the acquisition by the Company of all of the issued and outstanding shares of common stock of AIG, the acquisition by PolyVision Belgium of all of the issued and outstanding common stock (other than directors' qualifying shares) of Alliance Europe and the acquisition by PolyVision France of all of the issued and outstanding common stock (other than directors' qualifying shares) of Aubecq; pursuant to a Stock Purchase Agreement, dated September 1, 1998 and thereafter amended to November 20, 1998 by and between the Company, AIG and the stockholders of AIG (the "AIG ACQUISITION AGREEMENT)."

         AIG ACQUISITION AGREEMENT - has the meaning set forth in the definition of AIG Acquisition.

         AIG ACQUISITION DOCUMENTS - means the AIG Acquisition Agreement, the Seller Note and each of the other agreements and instruments executed and delivered pursuant thereto or in connection therewith, and all schedules and exhibits related to each such agreement.

         ALLIANCE GRAPHICS - means Alliance Graphics N.V., a limited liability company incorporated under the laws of Belgium, having an office at Zuiderring St. 3600 Genk, Belgium, a wholly-owned subsidiary of Alliance Europe.

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         ALLIANCE EUROPE - means Alliance Europe N.V., a wholly-owned subsidiary of PolyVision Belgium.

         ALPINE - means The Alpine Group, Inc., a Delaware corporation.

         AMEX - means the American Stock Exchange or any successor thereto.

         ANNEX 3 - means Annex 3 to this Agreement.

         APPLICABLE INTEREST LAW - means any present or future law (including, without limitation, the laws of the State of New York and the United States of America) which has application to the interest and other charges pursuant to this Agreement and the Notes.

         APV - means APV, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

         ASSET SALE - means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) by the Company or any Subsidiary other than sales of inventory or disposition of obsolete machinery and equipment in the ordinary course of business consistent with past practices (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of this Agreement in Section 4.1 and not by the provisions of Section 4.2) and
(ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a Fair Market Value in excess of $500,000 or (b) for net proceeds in excess of $500,000. Notwithstanding the foregoing, the following shall not be deemed to be an Asset Sale: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary that is a Guarantor or by a Wholly Owned Restricted Subsidiary to the Company or to another Subsidiary that is a Guarantor, (ii) an issuance of Equity Interests by a Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary that is a Guarantor and (iii) a Restricted Payment that is permitted in Section 4.6.

         ASSET SALE OFFER - has the meaning specified in Section 4.2(a).

         AUBECQ - means Emailleries de Blanc Misseron A. Aubecq, a limited liability company incorporated as a "SOCIETE ANONYME" under the laws of France, having an office at Rue des Deports 70, 59154 Crespin France, and a wholly owned subsidiary of PolyVision France.

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

         BOARD OF DIRECTORS - means, at any time, the board of directors of the Company or any of its Subsidiaries or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

         BRIDGE LOAN - means the $25,000,000 loan made pursuant to the Senior Subordinated Loan Agreement dated as of November 20, 1998 between the Company and Fleet Corporate Finance, Inc.

         BRIDGE LOAN REGISTRATION RIGHTS AGREEMENT - means the Registration Agreement dated as of November 20, 1998 between the Company and Fleet Corporate Finance, Inc.

         BRIDGE LOAN WARRANT - means the Warrant for 12.5% of the Common Stock issued by the Company to Fleet Corporate Finance, Inc. pursuant to a Warrant Agreement dated as of November 20, 1998 between the Company and Fleet Corporate Finance, Inc.

         BUSINESS DAY - means a day other than a Saturday, a Sunday or a day on which banks in the State of New York are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

         CAPITAL EXPENDITURES - means, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person.

         CAPITAL LEASE - means, at any time, a lease of any Property with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         CAPITAL LEASE OBLIGATION - means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease.

         CAPITAL STOCK - means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

         CHANGE IN CONTROL - means any of the following events: (a) Alpine shall at any time cease to own and control (directly or through a Wholly-Owned Subsidiary) at least 30% of the outstanding capital stock or voting power of the Company (other than by reason of the conversion thereof into Common Stock), or Alpine sells or otherwise disposes of more than 33% of its Common Stock or more than 33% of its holdings of any other class of Capital Stock of the Company; or (b) the Company shall at any time cease to own directly or indirectly one hundred (100%) percent of the outstanding capital stock or voting power of any of its Subsidiaries (other than directors' qualifying shares); or (c) with respect to Alpine, a change of control of Alpine or the Company that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") shall occur; provided that, without limitation, such a Change of Control shall be deemed to occur if: (i) any "PERSON" (as such term is used in ss.13(d) and ss.14(d) of the Exchange Act), (except for (with respect to the Company or iTS Subsidiaries) Alpine, Steven Elbaum or any employee benefit plan of Alpine or any Borrower or any Subsidiary or related corporation, or any entity holding voting securities of Alpine or the Company or any Subsidiary for or pursuant to the terms of any such plan), shall become the beneficial owner, directly or indirectly, of securities of Alpine representing 30% or more of the combined voting power of Alpine's then outstanding securities or of securities of the Company representing 30% or more (excluding, in respect of ownership of the Company, Alpine in this clause and the following clause (ii)) of the combined voting power of the Company's then outstanding securities; (ii) there shall occur a contested proxy solicitation of Alpine's or the Company's shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of Alpine's or the Company's then outstanding securities; (iii) there shall occur: (A) a sale, lease, exchange, transfer or other disposition in one or a series of related transactions of all or substantially all of the assets of Alpine or the Company to another Person or entity or group (as such term is defined in Section 13(d)(3) of the Securities Act as amended), (B) a merger or consolidation in which Alpine or the Company or any Subsidiary is a constituent unless the surviving entity is controlled directly or indirectly by the same Persons (as defined in this Agreement) that controlled Alpine or the Company or any Subsidiary immediately prior to such merger or consolidation or (C) the adoption of a plan of liquidation or dissolution of Alpine other than pursuant to bankruptcy or insolvency laws; or (iv) during any period of twelve (12) calendar months, individuals who at the beginning of such period constituted the Board of Directors of Alpine or the Company shall cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by Alpine's shareholders or by the Company's shareholders, as applicable, of each new director shall be approved by a vote of at least two-thirds (_) of the directors then still in office who were directors at the beginning of the period. For purposes of this definition "CONTROL", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have the meanings correlative to the foregoing.

         CLOSING DATE - means the date on which the Notes are issued and the conditions set forth in Section 9.1 are satisfied.

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

         COMMON STOCK - means the Common Stock, par value $.01 per share, of the Company.

         COMPANY - has the meaning specified in the introductory paragraph.

         CONFIDENTIAL INFORMATION - means information delivered to any Holder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of the Company or such Subsidiary; PROVIDED, HOWEVER, that such term does not include information that:

                  (a) was publicly known or otherwise known to such Holder prior to the time of such disclosure;

                  (b) subsequently becomes publicly known through no act or omission by such Holder or any Person acting on behalf of such Holder;

                  (c) otherwise becomes known to such Holder other than through:

                           (i)      disclosure by the Company or any Subsidiary;
                  or

                           (ii) disclosure to such Holder which, to such Holder's actual knowledge, was made to such Holder by any Person in violation of a duty of confidentiality to the Company or any Subsidiary; or

                  (d) constitutes financial statements delivered to such Holder under Section 5.1 that are otherwise publicly available.

         CONSOLIDATED DEBT - means all Debt of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         CREDIT FACILITIES - means, with respect to the Company or its Subsidiaries, one or more Debt facilities (including, without limitation, the Senior Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit notes, term notes, receivables financing (including, through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded or replaced or refinanced in whole or in part from time to time. Debt under Credit Facilities outstanding on the date on which Notes are first issued shall be deemed to have been incurred on such date in reliance on the exception provided by clauses (i) and (ii) of the definition of Permitted Debt (as defined in Section 4.5).

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

         DEBT - with respect to any Person, means, without duplication, the liabilities of such Person with respect to:

                  (a)      BORROWED MONEY - borrowed money;

                  (b) DEFERRED PURCHASE PRICE OF PROPERTY - the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

                  (c) SECURED LIABILITIES - borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

                  (d) CAPITAL LEASES - Capital Leases of such Person;

                  (e) LETTERS OF CREDIT - letters of credit, bankers acceptances or similar instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not representing obligations for borrowed money), other than undrawn trade letters of credit in the ordinary course of business;

                  (f) HEDGING OBLIGATIONS - Hedging Obligations of such Person; and

                  (g) GUARANTEES - any Guaranty by such Person of any obligation or liability of another Person of obligations of the type listed in clause (a) through clause (f) of this definition of Debt;

PROVIDED that, with respect to the Company, Debt shall not include any unfunded obligations which may now or hereafter exist with respect to the Company's Plans.

Unless the context otherwise requires, "DEBT" means Debt of the Company or of a Subsidiary.

         DEBT ISSUANCE - means any issuance or sale or other incurrence by the Company or any its Subsidiaries of any Debt.

         DEFAULT - means any event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

         DEFAULT RATE - has the meaning specified in Section 1.3(c).

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         DE-LEVERAGING TRANSACTION - means any transaction of a Person, the result of which (when calculated giving pro forma effect to such transaction as if it had occurred at the beginning of the applicable four-quarter reference period) shall be (i) to lower the ratio of the aggregate Debt of such Person to the EBITDA of such Person and (ii) to increase the Fixed Charge Coverage Ratio of such Person.

         DISQUALIFIED STOCK - means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 180 days after the date on which the Notes mature.

         DOL - means the United States Department of Labor and any successor agency.

         DOMESTIC SUBSIDIARY - means any Subsidiary organized or formed under the laws of the United States or any State or commonwealth thereof.

         ENFORCEMENT NOTICE - has the meaning specified in Section 7.6.

         ENVIRONMENTAL PROTECTION LAW - means any law, statute or regulation enacted by any Governmental Authority in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Materials and any applicable orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

         EQUIPMENT - means all of the Company's and/or its Subsidiaries' machinery and equipment in all its forms, whether now owned or hereafter arising or acquired wherever located, now or hereafter existing, all fixtures and all parts thereof and all accessories thereto.

         EQUITY INTEREST - means, in any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of any Capital Stock or other ownership of any profit interest, and any and all warrants, rights, options, obligations or other equity securities of or in such Person, and rights to acquire any of the foregoing, including, without limitation, partnership interests and joint venture (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or joint venture, but excluding debt for borrowed money and excluding any debt security that is convertible into, or exchangeable for, any of the foregoing equity interests.

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

         EQUITY ISSUANCE - means any issuance or sale by the Company or any of its Subsidiaries of its Capital Stock or other equity securities or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire, such securities or such convertible or exchangeable obligations.

         ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         ERISA AFFILIATE - means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the IRC.

         EUROPEAN LETTER OF CREDIT AGREEMENT(S) - means each of the Letter of Credit Agreements by and between Fleet National Bank and KBC of even date with the Senior Credit Agreement as amended from time to time relating to any European Letter(s) of Credit.

         EUROPEAN LETTER(S) OF CREDIT - means those certain standby letters of credit issued by Fleet National Bank for the account of the Company and its Subsidiaries to secure repayment of loans made by KBC to Alliance Europe, Aubecq, Pentagon, Alliance Graphics, PolyVision Belgium and PolyVision France under the KBC Loan Agreements, as the same are issued pursuant to, and from time to time extended or amended in accordance with, the terms hereof and of the European Letter of Credit Agreements; provided the aggregate face amount of such letters of credit shall not exceed in the aggregate 640,240,847 BEF.

         EVENT OF DEFAULT - has the meaning specified in Section 6.1.

         EXCESS PROCEEDS - has the meaning specified in Section 4.2(a)(ii).

         EXCHANGE ACT - means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC thereunder.

         EXISTING DEBT - Means Debt of the Company and its Subsidiaries LISTED
PART 8.2(B) OF ANNEX 3.

         EXTRAORDINARY RECEIPT - means any cash received by or paid to or for the account of any Person not in the ordinary course of business (other than by sale, lease or transfer), including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; PROVIDED, HOWEVER, that an Extraordinary Receipt shall not include cash receipts of less than $500,000 per occurrence or $1,000,000 in the aggregate received from proceeds of insurance, condemnation awards (and payments in

                                       78
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lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to Equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) in accordance with the terms of the Transaction Documents, to replace or repair the Equipment, fixed assets or real property in respect of which such proceeds, awards or payments were received so long as (i) such application is made within one hundred eighty (180) days (or three hundred sixty (360) days, with respect to real estate or improvements on real estate), after such Person's receipt of such proceeds, awards or payments and
(ii) such proceeds, awards or payments are received by such Person within fifteen (15) months after the occurrence of such damage or loss; or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

         FAIR MARKET VALUE - means, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

         FEDERAL FUNDS RATE - means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Purchasers from three Federal funds brokers of recognized standing selected by them.

         FIXED CHARGES - means the sum, for the Company and its Subsidiaries on a Consolidated basis for any period, of (i) cash Interest Expense, PLUS (ii) in determining whether a Transaction is a De-leveraging Transaction, current maturities of Debt, and otherwise, scheduled amortization of Debt payable during such period, plus (iii) income taxes and other taxes payable in respect of such period, plus (iv) Capital Expenditures (net of new purchase money financing in order to avoid double counting of any such new financing committed to but not yet expended and subsequently expended in cash) during such period to the extent permitted by the Senior Credit Agreement.

         FIXED CHARGE COVERAGE RATIO - means, for the four consecutive fiscal quarters of the Company and its Subsidiaries ending on the date of determination, the ratio of (a) EBITDA of the Company and its Subsidiaries for such four fiscal quarters (or other period specified in Section 4.12(c)), to (b) Fixed Charges for such four fiscal quarters (or other period specified in Section 4.12(c)).

         FOREIGN DEBT - has the meaning specified in Section 3.8.

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         FOREIGN SUBSIDIARY - means any Subsidiary other than a Domestic
Subsidiary.

         GAAP - means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         GOVERNMENTAL AUTHORITY - means:

                  (a)      the government of:

                           (i) the United States of America and any state or other political subdivision thereof; or

                           (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or that asserts any jurisdiction over the conduct of the affairs of, or the Property of, the Company or any such Subsidiary; and

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         GUARANTOR - has the meaning specified in the preamble to this Agreement, together with any Domestic Subsidiary of the Company that becomes a Guarantor pursuant to Section 3.5.

         GUARANTY - means with respect to any Person (for the purposes of this definition, the "GUARANTOR") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any debt, dividend or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

                  (a) to purchase such debt or obligation or any Property constituting security therefor;

                  (b) to advance or supply funds

                           (i) for the purchase or payment of such debt,
                  dividend or obligation; or

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

                           (ii) to maintain working capital or other balance
                  sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such debt, dividend or obligation;

                  (c) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such debt or obligation of the ability of the Primary Obligor to make payment of the debt or obligation; or

                  (d) otherwise to assure the owner of the debt or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of debt or other liability:

                           (i) in each case where the obligation that is the subject of such Guaranty is in the nature of debt for money borrowed it shall be assumed (unless otherwise limited in the agreement or instrument evidencing such Guaranty) that the amount of the Guaranty is the amount of the direct obligation then outstanding; and

                           (ii) in each case where the obligation that is the subject of such Guaranty is not in the nature of debt for money borrowed it shall be assumed that the amount of the Guaranty is the amount (if any) of the direct obligation that is then due.

         HAZARDOUS MATERIAL - means all or any of the following:

                  (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Protection Laws as "HAZARDOUS SUBSTANCES", "HAZARDOUS MATERIALS", "HAZARDOUS WASTES", "TOXIC SUBSTANCES" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP TOXICITY" or "EP TOXICITY";

                  (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

                  (c) any flammable substances or explosives or any radioactive materials;

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

                  (d) asbestos or urea formaldehyde in any form; and

                  (e) dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         HEDGING OBLIGATIONS - means, with respect to any Person, the obligations of such Person under any one or more of the following agreements entered into by such Person with one or more financial institutions: interest rate protection agreements, interest rate swaps and/or other types of interest rate hedging agreements obligating such Person to make payments, whether periodically or upon the happening of a contingency except that, if any agreement relating to such obligations of such Person provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of a Person's Hedging Obligations thereunder shall be the net amount thereof. The aggregate net Hedging Obligations of a Person at any time shall be the aggregate amount thereof assuming all such Hedging Obligations had been terminated by such Person as of the end of its then most recently ended fiscal quarter; provided if such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero ($0) Dollars.

         HISTORICAL FINANCIAL STATEMENTS - has the meaning specified in Section 8.2(a).

         HOLDER - means any Person at the time shown as the holder of a Note on the register referred to in Section 2.1.

         HOME OFFICE - means, with respect to any Holder, the office of such Holder specified as its Home Office on ANNEX 1, or such other office of such Holder as such Holder may from time to time specify to the Company.

         INDEMNIFIED PARTY - has the meaning specified in Section 12.6(d).

         INSTITUTIONAL INVESTOR - means any bank, savings institution, trust company, insurance company, investment company, pension or profit sharing trust or other financial institution or institutional buyer, regardless of legal form.

         INTRACOMPANY SUBORDINATION AGREEMENT - means the Intracompany Subordination Agreement dated as of the date hereof among the Purchasers, the Company and certain foreign Subsidiaries, as amended, modified or supplemented from time to time.

         INVESTMENTS - means all investments, made in cash or by delivery of Property, by the Company and the Subsidiaries:

                  (a) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance or capital contribution, or otherwise; or

                  (b) in any Property.

         IRC - means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         JUNIOR SUBORDINATED DEBT - means any Debt of the Company or any Subsidiary which is:

                  (a) issued on or after the date of this Agreement and which is expressly subordinated in right of payment to any Debt of the Company including, the Seller Note and any Debt owed to a Foreign Subsidiary; or

                  (b) owing to any Subsidiary or any Affiliate.

         KBC - means KBC Bank NV, a Belgium limited liability company.

         KBC LOAN AGREEMENT(S) - means individually or collectively as the context may require (a) the Credit Facility Agreement of even date with the Senior Credit Agreement by and among KBC, Alliance Europe, Alliance Graphics, Aubecq and Pentagon amending and restating that certain Credit Facility Agreement dated as of October 2, 1997, as it was amended on January 27, 1998, and (b) the Credit Facility Agreement by and among KBC, PolyVision Belgium and PolyVision France of even date with the Senior Credit Agreement, in respect of each of the foregoing, as amended from time to time in accordance with the terms thereof and the Senior Credit Agreement.

         LIEN - means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property (for purposes of this definition, the "OWNER"), whether such interest is based on the common law, statute or contract, and includes but is not limited to:

                  (a) the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing;

                  (b) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property;

                  (c) stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements affecting the Owner's rights in stock owned by the Owner; and

                  (d) any interest in any Property held by the Owner evidenced by a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to such Property has been retained by or vested in some other Person for security purposes.

The term "LIEN" does not include negative pledge clauses in loan agreements and equal and ratable security clauses in loan agreements.

         LOAN PARTY - means each of the Company and each Subsidiary Guarantor.

         MANAGEMENT FEES - for any period, all fees, emoluments or similar compensation paid or incurred by any Person (other than any such fees, emoluments or similar compensation paid to or incurred and payable to the Company or any of its Subsidiaries) to any of its Affiliates in respect of services rendered in connection with the management or supervision of the management of such Person, other than salaries, bonuses and other compensation paid to any full-time executive employee in respect of such full-time employment.

         MATERIAL ADVERSE EFFECT - means (a) a material adverse effect on the business, condition (financial or otherwise), results of operations, performance, prospects or properties of the Company and its Subsidiaries (taken as a whole), (b) unless such event is not material, an adverse effect on the ability of any Loan Party to perform its obligations under the Transaction Documents to which it is a party, or (c) an adverse effect on the rights and remedies of the Holders under any of the Transaction Documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other existing events would result in a Material Adverse Effect.

         MATURITY DATE - has the meaning specified in Section 1.1(c).

         MAXIMUM LEGAL RATE OF INTEREST - means the maximum rate of interest that a Holder may from time to time legally charge the Company by agreement and in regard to which the Company would be prevented successfully from raising the claim or defense of usury under the Applicable Interest Law as now or hereafter construed by courts having appropriate jurisdiction.

         MEMORANDUM - means the Confidential Private Placement Memorandum dated December, 1998 prepared by Fleet Corporate Finance, Inc. with the advice and consent of the Company.

         MODIFIED PREPAYMENT COMPENSATION AMOUNT - means, with respect to Prepaid Principal and the date the payment thereof is due, an amount equal to the applicable percentage set out below of the Prepaid Principal:

------------------------------------------------------------- ------------------------------------------------------
------------------------------------------------------------- ------------------------------------------------------
   If Prepayment Occurs During the Period
               Specified Below                                          Percentage of Prepaid Principal:
------------------------------------------------------------- ------------------------------------------------------
------------------------------------------------------------- ------------------------------------------------------
From and including December 31, 2001 up to and including                               5%
December 30, 2002
------------------------------------------------------------- ------------------------------------------------------
------------------------------------------------------------- ------------------------------------------------------
From and including December 31, 2002 up to and including                               4%
December 30, 2003
------------------------------------------------------------- ------------------------------------------------------
------------------------------------------------------------- ------------------------------------------------------
From and including December 31, 2003 up to and including                               3%
December 30, 2004
------------------------------------------------------------- ------------------------------------------------------
------------------------------------------------------------- ------------------------------------------------------
after December 30, 2004                                                                0%
------------------------------------------------------------- ------------------------------------------------------
------------------------------------------------------------- ------------------------------------------------------

         MULTIEMPLOYER PLAN - means any "MULTIEMPLOYER PLAN" (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "EMPLOYER" (as such term is defined in section 3 of ERISA).

         NASDAQ - means the NASDAQ Stock Market, Inc., a subsidiary of the NASD, or any successor thereto.

         NASDAQ NATIONAL MARKET - has the meaning ascribed thereto in Rule 4200(r) of NASDAQ.

         NET CASH PROCEEDS - means, with respect to any sale, lease, transfer or other disposition of any asset or any Debt Issuance or Equity Issuance by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal and accounting fees, finder's fees, printing costs and other similar out-of-pocket costs, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) with respect to any asset, the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction or the terms of such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or due and payable or set aside for payment (because due and payable) within ten
(10) Business Days after receipt by the applicable Loan Party to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

         NONPAYMENT DEFAULT NOTICE - has the meaning specified in Section
7.5(b).

         NOTES - has the meaning specified in Section 1.1(a).

         OFFICERS' CERTIFICATE - means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that includes: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

         OTHER TAXES - has the meaning specified in Section 2.3(b).

         PAYMENT BLOCKAGE - has the meaning specified in Section 7.5.

         PAYMENT BLOCKAGE PERIOD - has the meaning specified in Section 7.5.

         PAYMENT BLOCKAGE PERIOD TERMINATION DATE - means, with respect to any Significant Nonpayment Default, the earliest of:

                  (1)     the last day of the period equal to the difference of:

                                    (i)     one hundred eighty (180) days; MINUS

                                    (ii) the aggregate number of days during the
                           three hundred sixty-five (365) calendar days immediately preceding the date upon which the Nonpayment Default Notice relating to such Significant Nonpayment Default during which a Payment Blockage has been in effect with respect to any other Significant Nonpayment Default;

                  commencing with the earlier of:

                                            (A) the date upon which the
                                    Nonpayment Default Notice was given; and

                                            (B) if any Standstill Period was
                                    existing on the date the Nonpayment Default
                                    Notice was given, the date such Standstill
                                    Period commenced;

                  (2) the date on which such Significant Nonpayment Default shall have been cured or waived in writing (whether by amendment of any provision of the Senior Credit Agreement or otherwise) or shall have ceased to exist;

                  (3) the date such Payment Blockage Period shall have been terminated by written notice to the Company from the Senior Agent; and

                  (4) the date of the repayment in full in cash or cash equivalents of the Senior Debt and the termination of any commitment to make any further loans or advances in respect of the Senior Debt.

         PAYMENT DATE - has the meaning specified in the definition "STANDARD PREPAYMENT COMPENSATION AMOUNT".

         PAYMENT DEFAULT NOTICE - has the meaning specified in Section 7.4.

         PBGC - means the Pension Benefit Guaranty Corporation, or any other Person succeeding to the duties thereof.

         PENTAGON - means Alliance Pentagon A/S, a limited liability corporation incorporated under the laws of Denmark having an office at Krogagervej 2 5340 Odense No, Denmark, and a wholly-owned Subsidiary of Alliance Europe.

         PERMITTED DEBT - as defined in Section 4.5.

         PERMITTED REFINANCING INDEBTEDNESS - means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Company or any of its Subsidiaries (other than intercompany Debt); PROVIDED, that (i) the maximum principal amount (or accreted value, if applicable) permitted to be outstanding under such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) then permitted to be outstanding under the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the debt being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Debt is incurred either by the Company or by the Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

         PERSON - means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PLAN - means an "EMPLOYEE BENEFIT PLAN" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         POLYVISION BELGIUM - means PolyVision Belgium, N.V., a Belgium corporation (a limited liability company).

         POLYVISION FRANCE - means PolyVision France, a French E.U.R.L.

         PREFERRED STOCK - means as to any Person, any class or series of Equity Interest of such Person that has a priority as to the payment of any dividends or distributions or profits over the holders of the most junior class of Equity Interest of such Person.

         PREPAID PRINCIPAL - means any portion of the principal amount of any Note being paid for any reason (including, without limitation, optional payment or mandatory payment required because of the occurrence of a contingency) prior to its regularly scheduled maturity date.

         PREPAYMENT COMPENSATION AMOUNT - at any time, means:

                  (1) if such time is after the Closing Date but prior to December 31, 2001, the Standard Prepayment Compensation Amount; and

                  (2) if such time is on or after December 31, 2001, the Modified Prepayment Compensation Amount.

         PRIME RATE - means a fluctuating interest rate per annum in effect from time to time, equal to the rate of interest announced publicly by Fleet National Bank in Boston,

Massachusetts, from time to time, as Fleet National Bank's prime rate, which is not necessarily the lowest rate made available by Fleet National Bank.

         PRO FORMA FINANCIAL STATEMENTS - has the meaning specified in Section 8.2(h).

         PROJECTIONS - has the meaning specified in Section 8.2(f).

         PROPERTY - means any ownership interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         PURCHASER - has the meaning specified in the introductory paragraph.

         REFINANCING - means and includes, with respect to any Debt, any renewal, extension, replacement, refinancing or refunding of such Debt; and the terms "REFINANCE" and "REFINANCED" have correlative meanings.

         REGISTER - has the meaning specified in Section 2.1.

         REGISTRATION AGREEMENT - means the Registration Agreement dated as of the date hereof among the Purchasers and the Company.

         REMEDIES - means and includes, with respect to any Debt (including, without limitation, the Senior Debt and the Subordinated Debt):

                  (a) the acceleration of the maturity of any of such Debt;

                  (b) the exercise of any put right or other similar right to require the Company or any Subsidiary to repurchase any of such Debt prior to the stated maturity thereof;

                  (c) the commencement of proceedings against the Company, any Subsidiary or any other Person obligated on such Debt or any of their respective Property, to enforce or collect any of such Debt;

                  (d) taking possession of or foreclosing upon (whether by judicial proceedings or otherwise) any Liens or other collateral security for such Debt; or causing a marshaling of any Property of the Company or any Subsidiary in connection with any collection of such Debt;

                  (e) the making of a demand in respect of any Guaranty given by the Company or any Subsidiary of such Debt; or

                  (f) exercising any other remedies with respect to such Debt or any claim with respect thereto.

         REQUIRED HOLDERS - means, at any time, the Holders of more than fifty (50%) percent in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate).

         RESTRICTED INVESTMENT - means, at any time, all Investments except the following:

                  (a) Property (including, without limitation, real Property and interests therein) to be used in the ordinary course of business and current assets arising from the sale of goods and services in the ordinary course of business of the Company and the Subsidiaries;

                  (b) Investments in one or more Subsidiaries or any corporation that concurrently with such Investment becomes a Subsidiary;

                  (c) Investments in direct obligations of the United States of America, any agency thereof or obligations guaranteed by the United States of America, so long as such obligations are backed by the full faith and credit of the United States of America; PROVIDED that such obligations mature within three (3) years from the date of acquisition thereof;

                  (d) Investments in any obligation of any state or municipality thereof given either of the two (2) highest ratings by at least one credit rating agency of recognized national standing and maturing within three (3) years from the date of acquisition;

                  (e) Investments in certificates of deposit or banker's acceptances given one (1) of the two (2) highest ratings by at least one credit rating agency of recognized national standing, issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000) and maturing within one (1) year from the date of acquisition;

                  (f) Investments in money market mutual funds that invest solely in so-called "MONEY MARKET" instruments maturing not more than one year after the acquisition thereof and given one of the two (2) highest ratings by at least one credit rating agency of recognized national standing;

                  (g) Investments in commercial paper given either of the two
         (2) highest ratings by at least one credit rating agency of recognized national standing and maturing not more than two hundred seventy (270) days from the date of creation thereof; and

                (h) Investments outstanding on the Closing Date and listed on
PART 8.1(G) OF ANNEX 3.

         Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

         RESTRICTED PAYMENT - means and includes:

                  (a) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock (including, without limitation, the Common Stock) or Rights of the Company, now or hereafter outstanding, except a dividend payable solely in shares of Common Stock; or

                  (b) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock or Rights of any Subsidiary, now or hereafter outstanding, except:

                           (i) a dividend payable solely in shares of common stock of such Subsidiary; or

                           (ii)     to the extent that such dividend or
                  distribution is, directly or indirectly, payable to the Company or a Domestic Wholly-Owned Subsidiary or by a Foreign Subsidiary to another Foreign Subsidiary; and

                  (c) any payment, whether in respect of principal, premium, interest, fees, expenses or otherwise, in respect of, or any redemption, retirement, purchase or other acquisition, direct or indirect, of, any Junior Subordinated Debt.

         RESTRICTED REPURCHASE -- means and includes:

                  (a) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Capital Stock or Rights of the Company now or hereafter outstanding, except in the case of Rights, the retirement of such Rights by virtue of the exercise or conversion thereof into Common Stock; or

                  (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of Capital Stock or Rights of any Subsidiary now or hereafter outstanding, except to the extent that such redemption, retirement, purchase or other acquisition is made from, and the payment in respect of such redemption, retirement, purchase or other acquisition is paid, directly or indirectly, to the Company.

         RESTRICTED SUBSIDIARY - means and includes any Subsidiary that is or becomes a Guarantor.

         RIGHT - with respect to any class of Capital Stock (including, without limitation, Common Stock) of the Company or any Subsidiary, means and includes:

                  (a) any warrant (including, without limitation, any Warrant) or any option (including, without limitation, employee stock options) to acquire any such Capital Stock;

                  (b) any right issued to holders of such Capital Stock, permitting such holders to subscribe to shares of any such Capital Stock or Rights (pursuant to a rights offering or otherwise);

                  (c) any right to acquire such Capital Stock pursuant to the provisions of any Security (including, without limitation, any Series A Preferred Stock, as and when issued) convertible or exchangeable into such Capital Stock; and

                  (d) any similar right permitting the holder thereof to subscribe for or purchase shares of such Capital Stock.

         SEC - means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

         SECURITIES ACT - means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         SECURITY - means "SECURITY" as defined by section 2(1) of the Securities Act.

         SELLER - has the meaning specified in Section 9.1(j).

         SELLER DOCUMENTS - has the meaning specified in Section 9.1(j).

         SELLER NOTE - means the 10% Convertible Subordinated Note, in the original principal amount of $8,000,000, issued on November 20, 1998 by the Borrower to Wind Point Partners III, L.P., as agent, pursuant to the AIG Acquisition Agreement.

         SENIOR AGENT - means, for so long as the Senior Credit Agreement remains outstanding, Fleet National Bank, as agent in respect of the Senior Credit Agreement, and thereafter, any one agent or lender in respect of the Senior Credit Facility, or representative of either, designated in writing to each Holder by the predecessor Senior Agent and the Company as being the "SENIOR AGENT".

         SENIOR CREDIT AGREEMENT - means the Credit Agreement, dated November 20, 1998, among the Company, the banks, financial institutions and other institutional lenders named therein, and Fleet National Bank, as Administrative Agent, as Initial Issuing Bank and as Swing Line Bank, as thereafter amended in compliance with the provisions of Section 7.16.

         SENIOR CREDIT FACILITY - means and includes:

                  (a)      the Senior Credit Agreement; and

                  (b) any Acceptable Revolving Credit Facility and/or other Credit Facilities incurred in compliance with Section 4.5, which Refinance the Senior Credit Agreement, which Acceptable Revolving Credit Facility or other Credit Facilities has Refinanced the Senior Debt governed by the terms of a Senior Credit Facility which both the Company and the Senior Agent under the predecessor Senior Credit Facility (or, if no such other agreement is then in effect, the Company) have designated in writing to each Holder as being the "SENIOR CREDIT FACILITY;" PROVIDED, HOWEVER, that, by making such designation, the predecessor Senior Credit Facility shall cease to be the Senior Credit Facility (but any Debt outstanding or incurred thereunder shall continue to be Senior Debt for so long as such Debt meets the definition thereof).

         SENIOR DEBT - means and includes all obligations, liabilities and debt of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, interest (including interest accruing after the filing of a petition under the Bankruptcy Code, whether or not allowed), fees, expenses, indemnification or otherwise, in respect of:

                  (a)      the Senior Credit Facility; and

                  (b)      the KBC Loan Agreements;

provided the maximum aggregate principal amount of Senior Debt shall not, at any time, exceed Sixty Million Dollars ($60,000,000) (provided aggregate amount of Senior Debt may exceed $60,000,000 as a result, and solely to the extent that, conversion of the face amount of European Letters of Credit into United States dollars causes the principal amount thereof to exceed $18,630,608) less (i) the sum of all principal payments in respect of term Debt under the Credit Facilities described in clauses (a) and (b) above that at any time are actually made, and less (ii) the sum of all permanent commitment reductions with respect to revolving credit Debt under the Credit Facilities described in clauses (a) and (b) above. If at any time the aggregate amount of Debt outstanding under the Credit Facilities described in clauses (a) and (b) above exceeds Sixty Million Dollars ($60,000,000) (provided aggregate amount of Senior Debt may exceed $60,000,000 as a result, and solely to the extent that, conversion of the face amount of European Letters of Credit into

United States dollars causes the principal amount thereof to exceed $18,630,608), the amount of Debt under each such Credit Facility which shall constitute "Senior Debt" shall be allocated among such Credit Facilities pro rata according to the aggregate amount of Debt outstanding under each such Credit Facility, and any payments made or received in respect of such Credit Facilities at a time when no payments may be made or received in respect of the Subordinated Debt pursuant to Section 7, shall be first applied to the Senior Debt outstanding under such Credit Facilities.

         Notwithstanding the foregoing, in no event shall "SENIOR DEBT" include any Junior Subordinated Debt.

         SENIOR DEBT DOCUMENTS - means all instruments, documents and agreements representing or otherwise governing the terms of the Senior Debt.

         SENIOR FINANCIAL OFFICER - means any one of the chief financial officer, the treasurer and the principal accounting officer of the Company.

         SENIOR OFFICER - means any one of the chairman of the board of directors, the chief executive officer, the chief operating officer, chief financial officer, and the president, of the Company.

         SENIOR PAYMENT DEFAULT - Section 7.4(a).

         SIGNIFICANT NONPAYMENT DEFAULT - means and includes:

                  (a) an event of default under the Senior Credit Facility in respect of the failure of the Company to comply with any material covenant or agreement in respect of the Senior Credit Facility (it being understood that the provisions of Articles 6 and 8 of the Senior Credit Agreement, as in effect on the date hereof, are "MATERIAL COVENANTS" for such purpose); and

                  (b) an event of default in respect of the Senior Credit Facility arising out of any Event of Default in respect of this Agreement.

         SOLVENT - means with respect to any Person (i) the fair value of the property of such Person exceeds its total liabilities (including, without limitation, contingent liabilities), (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) such Person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital.

         STANDARD PREPAYMENT COMPENSATION AMOUNT - means, with respect to Prepaid Principal and the date the payment thereof is due (for purposes of this definition, the "PAYMENT DATE"), an amount equal to the excess (if any) of the Present Value of the Prepaid Cash Flows over the amount of, an amount equal to such Prepaid Principal, determined in respect of such Prepaid Principal as of such Payment Date. As used in this definition:

Present Value of the Prepaid Cash Flows means the sum of the present values of the then remaining scheduled payments of principal and interest that would have been payable in respect of such Prepaid Principal but that are no longer payable as a result of the early payment of such Prepaid Principal, and in determining such present values:

(i) the amount of interest accrued through and including the day immediately preceding such Payment Date on such Prepaid Principal since the scheduled interest payment date immediately preceding such Payment Date shall be deducted from the first of such payments of interest; and

(ii) a discount rate per annum equal to the Make Whole Discount Rate determined with respect to such Prepaid Principal and such Payment Date divided by four
(4), and a discount period of one (1) quarter, shall be used.

Make Whole Discount Rate means the sum of:

(i) one percent (1.00%) per annum; plus the per annum percentage rate (rounded to the nearest three (3) decimal places) equal to the bond equivalent yield to maturity derived from the Bloomberg Rate, or if the Bloomberg Rate is not then available, the Applicable H.15 Rate, determined as of the date that is two (2) Business Days prior to such Payment Date.

                  APPLICABLE H. 15 - means, at any time, the United States Federal Reserve Statistical Release H.15(519) then most recently published and available to the public, or if such publication is not available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the reasonable judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

                  APPLICABLE H. 15 RATE - means, at any time, the then most current annual yield to maturity of the hypothetical United States Treasury obligation listed in the Applicable H. 15 with a Treasury Constant Maturity (as such term is defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of such Prepaid Principal. If no such United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to such Weighted Average Life to Maturity is listed, then the yields for the two (2) then most current hypothetical United States Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one
         (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

                  BLOOMBERG RATE - means the per annum yield reported on the Bloomberg Financial Markets System at 10:00 a.m. (New York time) on the second (2nd) Business Day preceding such Payment Date for United States government securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of such Prepaid Principal. Page USD shall be used as the source of such yields, or if not then available, such other screen available on the Bloomberg Financial Markets System as shall, in the opinion of the Required Holders, provide equivalent information.

                  TREASURY CONSTANT MATURITY - has the meaning specified in the definition Applicable H.15.

                  WEIGHTED AVERAGE LIFE TO MATURITY - means the number of years (calculated to the nearest one-twelfth (1/12th)) obtained by dividing the Remaining Dollar-Years of such Prepaid Principal by such Prepaid Principal, determined as of such Payment Date.

                  REMAINING DOLLAR-YEARS - means the result obtained by:

                           (a) multiplying, in the case of each then remaining scheduled payment of principal that would have been payable in respect of Prepaid Principal but is no longer payable as a result of the payment of such Prepaid Principal;

                                    (i) an amount equal to such scheduled
                           payment of principal; by

                                    (ii) the number of years (calculated to the
                           nearest one-twelfth) that will elapse between such Payment Date and the date such scheduled principal payment would be due if such Prepaid Principal had not been so prepaid; and

                  (b) calculating the sum of each of the products obtained in the preceding subsection (a).

         STANDSTILL PERIOD - has the meaning specified in Section 7.7.

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         SUBORDINATED DEBT - means and includes all obligations, liabilities and debt of any Loan Party now or hereafter existing, whether fixed or contingent, and whether for principal, interest (including interest accruing after the filing of a petition under the Bankruptcy Code, to the extent allowed), fees, expenses, indemnification or otherwise, in respect of this Agreement and the Notes.

         SUBSIDIARY - means (i) a corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of Voting Stock, or (ii) any other entity of which the Company owns, directly or indirectly, more than fifty percent (50%) of the rights to profits and losses.

         SUBSIDIARY STOCK - has the meaning specified in Section 4.2(b).

         SURVIVING CORPORATION - has the meaning specified Section 4.1(a).

         TAXES- has the meaning specified in Section 2.3(a).

         TRANSACTIONS - shall mean, collectively, (i) the execution and delivery of this Agreement and the other Transaction Documents, (ii) the issuance of the Notes and Warrants on the Closing Date, (iii) the repayment of the Bridge Loan,
(iv) any other transaction on the Closing Date contemplated in relation to the foregoing and (v) the payment of Transaction Costs.

         TRANSACTION COSTS - means the fees, costs and expenses payable by the Company pursuant hereto and other fees, costs and expenses payable by the Company or a Subsidiary of the Company in connection with the Transactions.

         TRANSACTION DOCUMENTS - means and includes this Agreement, the Notes, the Warrant Agreement, the Warrant, the Registration Agreement, the Intracompany Subordination Agreement and the other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

         10-K - means the Form 10-K of the Company for the fiscal year ended April 30, 1998.

         10-QS - means the Form 10-Qs of the Company for the fiscal quarters ended July 31, 1998 and October 31, 1998.

         VOTING STOCK - means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), and, in the case of the Company, shall include the Common Stock. Except as otherwise provided, references herein to "VOTING STOCK" shall mean Voting Stock of the Company.

         WARRANT - means each warrant to purchase Common Stock (or, at the option of the Purchasers non-voting common stock) issued or which may be issued pursuant to the Warrant Agreement.

         WARRANT AGREEMENT - means the Warrant Agreement, dated as of the date hereof, between the Company and the Purchasers, pursuant to which the Warrants may be issued, as it may be amended, restated or otherwise modified from time to time.

         WHOLLY-OWNED SUBSIDIARY - means, at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and Voting Stock (except directors' qualifying shares) of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

         10.2     OTHER DEFINITIONS.

         The following terms shall have the respective meanings ascribed to such terms in the Senior Credit Agreement, as in effect on the Closing Date and WITHOUT GIVING EFFECT TO ANY AMENDMENT TO the Senior Credit Agreement subsequent to the date thereof:

         Consolidated
         Consolidated Debt to EBITDA Ratio
         EBITDA
         Interest Expense
         Inventory
         Receivables

A copy of such defined terms is attached as Annex 4.

         10.3     ACCOUNTING PRINCIPLES.

                  (1) GENERALLY. Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP; PROVIDED, HOWEVER, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

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

                  (2) CONSOLIDATION. Whenever accounting amounts of a group of Persons are to be determined "ON A CONSOLIDATED BASIS" it shall mean that, as to balance sheet amounts to be determined as of a specific time, the amount that would appear on a consolidated balance sheet of such Persons prepared as of such time, and as to income statement amounts to be determined for a specific period, the amount that would appear on a consolidated income statement of such Persons prepared in respect of such period, in each case with all transactions among such Persons eliminated, and prepared in accordance with GAAP except as otherwise required hereby.

                  (3) CURRENCY. With respect to any determination, consolidation or accounting computation required hereby, any amounts not denominated in the currency in which this Agreement specifies shall be converted to such currency in accordance with the requirements of GAAP (as such requirements relate to such determination, consolidation or computation) and, if no such requirements shall exist, converted to such currency in accordance with normal banking procedures, at the closing rate as reported in The Wall Street Journal published most recently as of the date of such determination, consolidation or computation or, if no such quotation shall then be available, as quoted on such date by any bank or trust company reasonably acceptable to the Required Holders.

         10.4     DIRECTLY OR INDIRECTLY.

         Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         10.5     SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

                  (1) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "HEREIN," "HEREOF," "HEREUNDER" and "HERETO" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

                  (2) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent

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

         such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

         10.6     GOVERNING LAW.

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. IN ADDITION, THE PARTIES HERETO SELECT, TO THE EXTENT THEY MAY LAWFULLY DO SO, THE INTERNAL LAWS OF THE STATE OF NEW YORK AS THE APPLICABLE INTEREST LAW.

         10.7     GENERAL INTEREST PROVISIONS.

                  (1) INTEREST IN RESPECT OF THE NOTES. It is the intention of the Company and the Purchasers to conform strictly to the Applicable Interest Law. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement or in the Notes, the aggregate of all interest, and any other charges or consideration constituting interest under the Applicable Interest Law that is taken, reserved, contracted for, charged or received pursuant to this Agreement or the Notes shall under no circumstances exceed the maximum amount of interest allowed by the Applicable Interest Law. If any such excess interest is ever charged, received or collected on account of or relating to this Agreement and the Notes (including any charge or amount which is not denominated as "INTEREST" but is legally deemed to be interest under Applicable Interest Law), then in such event:

                           (1) the provisions of this Section 10.7 shall govern and control;

                           (2) the Company shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Applicable Interest Law;

                           (3) any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be promptly repaid to the Company; and

                           (4) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest.

If at any time thereafter, the Maximum Legal Rate of Interest is increased, then, to the extent that it shall be permissible under the Applicable Interest Law, the Company shall forthwith pay to the Holders, on a pro rata basis, all amounts of such excess interest that

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

the Holders would have been entitled to receive pursuant to the terms of this Agreement and the Notes had such increased Maximum Legal Rate of Interest been in effect at all times when such excess interest accrued. To the extent permitted by the Applicable Interest Law, all sums paid or agreed to be paid to the Holders for the use, forbearance or detention of the debt evidenced thereby shall be amortized, prorated, allocated and spread throughout the full term of the Notes.

                  (2)      EFFECT OF ISSUANCE OF NOTES TOGETHER WITH WARRANTS.

                  Having considered all facts relevant to a determination of the value of the Notes and the Warrants being acquired by the Purchasers, the Company and the Purchasers have concluded and do hereby agree that the present value of all scheduled payments of principal of and interest on the Notes is $25,000,000, based on yields of comparable debt instruments of comparable issuers. Accordingly, the Company and the Purchasers agree that for purposes of the IRC, and for purposes of determining any issue discount with respect to the Notes thereunder, the "ISSUE PRICE" of the Notes is $25,000,000. Neither the Company nor any of the Purchasers shall take a position on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding that is inconsistent with the terms of this
Section 10.7(b).

SECTION 11    GUARANTEES

         11.1     GUARANTEES.

         Each Domestic Subsidiary which, in accordance with Section 3.5, is required to guarantee the obligations of the Company under the Notes, upon execution of a counterpart of this Agreement, hereby jointly and severally unconditionally guarantees to each Holder of any Note and its successors and assigns, irrespective of the validity or enforceability of this Agreement, the Notes or the obligations of the Company under this Agreement or the Notes, that:
(i) the principal of, Prepayment Compensation Amount and interest on the Notes will be paid in full when due, whether at the maturity or interest payment date by acceleration, mandatory prepayment or otherwise, and interest on the overdue principal of, or interest on the Notes and all other obligations of the Company under the Notes and this Agreement to the Holders will be promptly paid in full or performed, all in accordance with the terms of this Agreement and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, mandatory prepayment or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section

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

6.2 hereof. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         Each Guarantor hereby agrees that its obligations with regard to this Guarantee shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Agreement, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor (including any other Guarantor) with respect to this Agreement, the Notes or the obligations of the Company under this Agreement or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any Holder or the Company (each, a "BENEFITTED PARTY") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Debt or the performance of any obligation hereby Guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Debt or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefitted Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Debt or obligations hereby guaranteed; (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursements; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any defense arising because of a Benefitted Party's election, in any proceeding instituted under Bankruptcy Law, of the application of 11 U.S.C. Section 1111(b)(2); or (h) any defense based on any borrowing or grant of a security interest under 11 U.S.C. Section 364. Each Guarantor hereby covenants that its Guaranty hereunder will not be discharged except by waiver, release or complete performance of the obligations guaranteed in this Guaranty.

         If any Holder is required by any court or otherwise to return to either the Company or any Guarantor, or any custodian or trustee in bankruptcy acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to such Holder, the applicable Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of

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subrogation in relation to the Holders of the Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

         Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes or the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section
6.2 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Guaranty.

         11.2     SUBORDINATION.

         The obligations of the Guarantors under this Agreement are subordinate and subject in right of payment in full in cash to any guarantee by the Guarantors in respect of the Senior Debt to the same extent and in the same manner as set forth in Section 7 with respect to the subordination of the Subordinated Debt to such Senior Debt.

         11.3 RELATIVE RIGHTS. No right of any present or future holder of the obligations guaranteed in this Section 11 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act (other than a waiver signed by the Required Holders) or failure to act by any such holders, or by any noncompliance by any Guarantor with the terms hereof, regardless of any knowledge thereof which any such holders may have or otherwise be charged with. The holders of the obligations guaranteed in this
Section 11 may increase (to the extent otherwise permitted hereunder) extend, renew, modify or amend the terms of such guaranteed obligations or any security therefor and release, sell or exchange such security and otherwise deal freely with the obligations guaranteed under this Section 11, all without affecting the liabilities and obligations of the Guarantors under this Section 11.

         11.4     NOTICE BY A GUARANTOR.

         Each Guarantor shall promptly notify the holders of the Senior Debt of any facts known to such Guarantor that would causes a payment of any obligations with respect to the Notes or its Guaranty to violate this Article 11, but failure to give such notice shall not affect the subordination of its Guaranty or of the Notes to the Senior Debt as provided in Section 7.

         11.5     SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTOR.

         No right of any holder of Senior Debt to enforce the subordination of the Debt evidenced by a Guaranty shall be impaired by any act or failure to act by the Guarantor or

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any holder of any Subordinated Debt or by the failure of the Guarantor or any holder of any Subordinated Debt to comply with this Agreement.

         11.6     AMENDMENTS.

         With respect to any Guarantor, the provisions of this Section 11 shall not be amended or modified without the prior written consent of the Senior Agent, on behalf of the holders of the Senior Debt.

         11.7     LIMITATIONS OF GUARANTOR'S LIABILITY.

         Each Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the Guaranty of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the obligation of such Guarantor under its Guaranty under this
Section 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 11, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Guaranties, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

SECTION 12    MISCELLANEOUS

         12.1     COMMUNICATIONS.

                  (1) METHOD; ADDRESS. All communications hereunder or under the Notes shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company or a Guarantor shall be addressed as set forth on ANNEX 2, or at such other address of which the Company or such Guarantor shall have notified each Holder. Communications to the Holders shall be addressed as set forth on ANNEX 1 by such Holder, or at such other address of which such Holder shall have notified the Company.

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

                  (2) WHEN GIVEN. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

                  (3) SERVICE OF PROCESS. Notwithstanding the foregoing provisions of this Section 12.1, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 12.7(c).

         12.2     REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by the Holders on the Closing Date (except the Notes themselves), and financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by the Company or any Holder by means of any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each Holder may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Company or such Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 12.2 shall prohibit the Company or any Holder from contesting the accuracy or validity of any such reproduction.

         12.3     SURVIVAL, ENTIRE AGREEMENT.

         All warranties, representations, certifications and covenants contained herein, or in any certificate or other instrument delivered hereunder shall be considered to have been relied upon by the other parties hereto and shall survive the delivery to the Purchasers of the Notes regardless of any investigation made by or on behalf of any party hereto. All obligations hereunder (other than payment of the Notes, but including, without limitation, reimbursement obligations in respect of costs, expenses and fees) and including the agreements and obligations of the Company contained in Sections 2.3 and
Section 12.6 shall survive the payment in full of principal and interest on the Notes and all other amounts payable hereunder and under any of the other Transaction Documents. Subject to the preceding sentence, this Agreement, the Notes and the other Transaction Documents embody the entire agreement and understanding between the Company and the

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Purchaser, and supersede all prior agreements and understandings relating to the subject matter hereof.

         12.4     SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING HOLDERS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Purchasers, all future Holders and their respective successors and assigns (including without limitation any receiver, trustee or debtor-in-possession), except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Purchaser.

         (b) Any Holder may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any portion of any Note of such Holder, or any other interest of such Holder hereunder. In the event of any such sale by a Holder of participating interests to a Participant, such Holder's obligations under this Agreement to the other parties to this Agreement shall remain unchanged.

         (c) The Company authorizes each Holder to disclose to any Participant or any prospective purchaser of its Notes any and all financial information in such Holder's possession concerning the Company and its Affiliates which has been delivered to such Holder by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Holder by or on behalf of the Company in connection with such Holder's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement, PROVIDED any such Participant or prospective Transferee agrees to be bound by the provisions of
Section 5.6 hereof.

         12.5     AMENDMENT AND WAIVER.

                  (1) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided, however, that no such amendment or waiver shall, without the written consent of all Holders (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding:

                           (1) change the amount or time of any prepayment or payment of principal or Prepayment Compensation Amount or the rate or time of payment of interest;

                           (2) amend or waive the provisions of Section 6.1, Section 6.2, Section 6.3 or Section 7, or amend or waive any defined term to the extent used therein;

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

                           (3) amend or waive the definition of "REQUIRED HOLDERS" or otherwise amend the percentage of Notes required to be held by Holders consenting to any action under this Agreement; or

                           (4) amend or waive this Section 12.5 or amend or waive any defined term to the extent used herein.

Any Holder may specify that any such written consent executed by it shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Notes with respect to which such consent shall be effective) and in the event of any such specification such Holder shall be deemed to have executed such written consent only with respect to the portion of the Notes so specified.

         No amendment, supplement or modification of the provisions of Section 7, or any defined term to the extent used therein, shall be effective to any holder of Senior Debt who has not consented to such amendment, supplement or modification.

                  (2)      SOLICITATION OF HOLDERS.

                           (1) SOLICITATION. Each Holder (irrespective of the amount of Notes then owned by it) shall be provided by the Company with all material information provided by the Company to any other Holder with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 12.5 shall be delivered by the Company to each Holder forthwith following the date on which such amendment or waiver becomes effective.

                           (2) PAYMENT. The Company shall not, nor shall any Subsidiary or Affiliate, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the Holders.

                           (3) SCOPE OF CONSENT. Any amendment or waiver made pursuant to this Section 12.5 by a Holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such Holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other Holders that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such Holder.

                  (3) BINDING EFFECT. Except as provided in Section 12.5(b)(iii), any amendment or waiver consented to as provided in this
         Section 12.5 shall apply equally to all Holders and shall be binding upon them and upon each future Holder and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

         12.6     COSTS AND EXPENSES.

                  (1) TRANSACTION DOCUMENTS. The Company shall pay on demand the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Purchasers in connection with the consideration, negotiation, preparation or execution of this Agreement, the other Transaction Documents, any amendments, waivers, consents, standstill agreements and other similar agreements with respect to this Agreement or any other Transaction Document (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed), including, without limitation, the reasonable costs of all due diligence investigations, syndication (including the costs of printing, distribution and meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, lien search, filing and recording fees and all other reasonable out-of pocket expenses.

                  (2) RESTRUCTURING AND WORKOUT, INSPECTIONS. At any time when the Company and the Holders are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and the fees of professional advisors) incurred by the Holders in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the Holders, including, without limitation, in connection with inspections made pursuant to Section 5.5; PROVIDED, HOWEVER, that at all other times inspections will be at the expense of the inspecting Holder.

                  (3) COLLECTION. If the Company shall fail to pay when due any principal of, or Prepayment Compensation Amount or interest on, any Note, the Company shall pay to each Holder, to the extent permitted by law, such amounts as shall be

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         sufficient to cover the reasonable costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such Holder in collecting any sums due on such Note.

                  (4) INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Holder and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Transactions and any other transactions contemplated by this Agreement,
         (ii) any acquisition or proposed business acquisition or similar business combination or proposed combination by the Company or any of its Subsidiaries of all or any portion of the shares of capital stock or substantially all of the property and assets of any other Person,
         (iii) the Notes, the actual or proposed use of the proceeds of the Notes by the Company or any of its Subsidiaries or other Affiliates, the Transactions and any of the other transactions contemplated by the Transaction Documents, (iv) misrepresentation or breach of warranty by the Company in this Agreement, or any untrue statements made or omitted to be made, whether written or oral, in connection with the Notes or any resale of the Notes or (v) the actual or alleged presence of Hazardous Materials on any Property of the Company or any of its Subsidiaries or any environmental action relating in any way to the Company or any of its Subsidiaries or any of their respective Properties, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, officers, employees, stockholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transactions or any other transactions contemplated by this Agreement are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from any Indemnified Party's gross negligence or willful misconduct. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its Subsidiaries or to their respective securityholders or creditors for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, the actual or proposed use of the proceeds of the Notes, the Transaction Documents or any of the Transactions or any other transactions contemplated by this Agreement, other than claims for direct, as opposed to consequential, damages resulting from such Indemnified Party's gross negligence or willful misconduct as determined by a court of competent jurisdiction after final judgement no longer subject to appeal.

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         12.7     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION, ETC.

                  (1) WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

                  (2) CONSENT TO JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK COUNTY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY SUCH TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (3) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE OTHER
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

         TRANSACTION DOCUMENTS OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

                  (4) OTHER FORUMS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

         12.8     EXECUTION IN COUNTERPART.

         This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

         12.9     COMPLIANCE BY SUBSIDIARIES.

         The Company, as the shareholder of its Subsidiaries, shall cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the provisions of this Agreement relating to the Company and the Subsidiaries are complied with.

         12.10    SEVERABILITY.

         If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be

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

reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         12.11    TERMINATION.

         This Agreement and the Notes and the rights of the Holders and the obligations of the Company hereunder and thereunder shall not terminate until each of the Notes, including all principal, interest, including (to the extent legally permitted) interest on overdue interest, and Prepayment Compensation Amount has been paid in full and all expenses and all other amounts then owed to any Purchaser or any Holder pursuant to the terms of any Transaction Document has been paid in full. If any amount so paid is required by any court, or otherwise to be returned to the Company or any Guarantor, or any custodian or trustee in bankruptcy acting in relation to either the Company or such Guarantor, such amount and all obligations of the Company under this Agreement and the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect.

SECTION 13    REPRESENTATIONS OF THE PURCHASERS

         Each Purchaser represents that:

                  (i) It is an Institutional Investor and is purchasing its Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of its Notes, provided that the disposition of such Purchaser's property shall at all times be within its control, subject to compliance with applicable law. The Company acknowledges that a Purchaser's sale of all or a portion of its Notes in compliance with Rule 144A under the Securities Act would not be a breach of this representation.

                  (ii) With respect to each source of funds to be used by it to pay the purchase price of its Notes (respectively, the "SOURCE"), at least one of the following statements is accurate as of the Closing Date:

                  (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of section 3(3) or ERISA or section 4975(e)(1) of the IRC and treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual

Statement filed with the state of domicile of the Purchaser and, as a result, the purchase is within the terms of such exemption;

                  (b) the Source is either (i) an insurance company pooled separate account and the purchase is exempt in accordance with PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 21, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this CLAUSE (B), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund and, as a result, the purchase is within the terms of one of such exemptions; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the Prohibited Transaction Class Exemption 84-14 issued by the DOL (the "QPAM EXEMPTION") managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (c); or

                  (d) the Source is a "governmental plan" as defined in Title I, section 3(32) of ERISA; or

                  (e) the Source is one or more plans or a separate account or trust fund comprised of one or more plans each of which has been identified to the Company in writing pursuant to this CLAUSE (E); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this SECTION 13, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

                            [Signature page follows.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.

The Company:                     POLYVISION CORPORATION


                                  By: /s/ Joseph A. Menniti
                                     ----------------------------------
                                        Name: Joseph A. Menniti
                                        Title: Chief Executive Officer


Guarantors:                       POSTERLOID CORPORATION



                                  By: /s/ Joseph A. Menniti
                                     ----------------------------------
                                        Name: Joseph A. Menniti
                                        Title: President


                                  GREENSTEEL, INC.



                                  By: /s/ Joseph A. Menniti
                                     ----------------------------------
                                        Name: Joseph A. Menniti
                                        Title: President


Purchasers:                       JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY



                                  By: /s/ Stacey P. Agretelis
                                      ----------------------------------
                                         Name: Stacey P. Agretelis
                                         Title: Assistant Investment Officer

                                  HANCOCK MEZZANINE PARTNERS L.P.


                                  By: HANCOCK MEZZANINE INVESTMENTS
                                  LLC, its General Partner

                                  By:   John Hancock Mutual Life Insurance
                                         Company, as Investment Manager



                                  By: /s/ Stacey P. Agretelis
                                      ----------------------------------
                                      Name: Stacey P. Agretelis
                                      Title: Assistant Investment Officer

                                  JOHN HANCOCK VARIABLE LIFE
                                  INSURANCE COMPANY


                                  By: /s/ Anthony C. Urick
                                      ----------------------------------
                                      Name: Anthony C. Urick
                                      Title: Vice President, Investments

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